Exhibit 10.2



                              FINANCING AGREEMENT



                      The CIT Group/Business Credit, Inc.

                                 (as Lender)


                                       And


                                   Zilog, Inc.

                                  (as Borrower)


                             Dated:  December  30, 1998

                                   TABLE OF CONTENTS
                                                                   Page

SECTION 1.   Definitions                                             3
SECTION 2.   Conditions Precedent                                   15
SECTION 3.   Revolving Loans                                        19
SECTION 4.   CAPEX Term Loans                                       22
SECTION 5.   Letters of Credit                                      24
SECTION 6.   Collateral                                             26
SECTION 7.   Representations, Warranties and Covenants              35
SECTION 8.   Interest, Fees and Expenses                            39
SECTION 9.   Powers                                                 45
SECTION 10.  Events of Default and Remedies                         46
SECTION 11.  Termination                                            50
SECTION 12.  Miscellaneous                                          50

EXHIBIT

Exhibit A - Form of  Revolving  Loan  Promissory Note A
Exhibit B - Form of CAPEX Term Loan Promissory Note B

SCHEDULES

Schedule 1 - Existing Liens
Schedule 2 - Collateral Information


THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation,
(hereinafter "CITBC") with offices located at 300 South Grand Avenue, Los Angeles, CA 90071, is pleased to confirm the terms and conditions under which CITBC shall make revolving loans, CAPEX Term Loans and other financial accommodations to ZILOG, INC. (herein the "Company"), a Delaware corporation with a principal place of business at 910 East Hamilton Avenue, Campbell, CA 95008.

SECTION  1.   Definitions

Accounts shall mean all of the Company's now existing and future: (a) accounts (as defined in the UCC), and any and all other receivables (whether or not specifically listed on schedules furnished to CITBC), including, without limitation, all accounts created by or arising from all of the Company's sales, leases, rentals of goods or renditions of services to its customers, and all accounts arising from sales, leases, rentals or renditions of services made under any of the Company's trade names or styles, or through any of the Company's divisions; (b) any and all instruments, documents, contract rights and chattel paper, all as defined in the UCC; (c) unpaid seller's or lessor's rights (including rescission, replevin, reclamation, repossession and stoppage in transit) relating to the foregoing or arising therefrom; (d) rights to any goods represented by any of the foregoing, including rights to returned, reclaimed or repossessed goods; (e) deposit accounts, reserves and credit balances arising pursuant hereto; (f) guarantees or collateral for any of the foregoing; (g) insurance policies or rights relating to any of the foregoing (h) General Intangibles (including all rights to payment, including those arising in connection with bank and non-bank credit cards) pertaining to any and all of the foregoing;
(i) notes, deposits or property of account debtors securing the obligations of any such account debtors to the Company, and (j) cash and non-cash proceeds of any and all the foregoing.

Anniversary Date shall mean the date occurring three (3) years from the Closing Date and the same date in every year thereafter.

Availability shall mean at any time the positive difference between: (a) the Borrowing Base, and (b) the sum of (i) the outstanding aggregate amount of all Obligations, including without limitation, all Obligations with respect to Revolving Loans but excluding the Letters of Credit and CAPEX Term Loans, plus (ii) the Availability Reserve.

Availability Reserve shall mean the sum of: (a) three (3) months rental payments or similar charges for any of the Company's leased premises for which the Company has not delivered to CITBC a landlord's waiver (as provided by CITBC from time to time, or otherwise in form and substance satisfactory to CITBC in the exercise of its reasonable business judgment), provided that any such amounts shall be adjusted from time to time hereafter upon (i) delivery to CITBC of any such acceptable waiver, (ii) the opening or closing of a Collateral location and/or (iii) any change in the amount of rental payments or similar charges; and (b) any reserve which CITBC may reasonably require from time to time pursuant to the explicit terms of this Financing Agreement, including without limitation, for Letters of Credit pursuant to Paragraph 5.1 of Section 5 hereof.

Borrowing Base shall mean the sum of (a) eighty percent (80%) of the Company's aggregate outstanding Eligible Accounts Receivable, plus (b) the lesser of (i) forty percent (40%) of the aggregate value of the Company's Eligible Inventory, valued at the lower of cost or market, on a first in, first out basis or (ii) 80% of the appraised net orderly liquidation percentage value of Eligible Inventory. Inventory advances will be subject to receipt of an Inventory Appraisal performed by an appraiser mutually agreed upon but paid for by the Company. Absent the occurrence of an Event of Default, appraisals shall not be required more than twice in any fiscal year.

Business Day shall mean any day that on which CITBC is open for business in Los Angeles, California and New York, New York, which is not (i) a Saturday, Sunday or legal holiday in the state of New York or (ii) a day on which banking institutions chartered by the state of New York or the United States are legally required to close.

CAPEX Fee shall mean the processing fee due CITBC on funding of any CAPEX Term Loan equal to the product of (x) the amount of such CAPEX Term Loan multiplied by (y) 0.25%.

CAPEX Term Loan Promissory Note shall mean a promissory note in the form of Exhibit B hereto executed by the Company from time to time to evidence a CAPEX Term Loan made by CITBC under Section 4 hereof.

CAPEX Term Loans shall mean the term loans made and to be made to the Company by CITBC within the CAPEX Term Loan Line of Credit in accordance with and as more fully described in Section 4 of this Financing Agreement.

CAPEX Term Loan Line of Credit shall mean the commitment of CITBC to make CAPEX Term Loans to the Company pursuant to Section 4 of this Financing Agreement in the aggregate amount of up to $15,000,000.

Capital Expenditures for any period shall mean the aggregate of all expenditures of the Company during such period that in conformity with GAAP are required to be included in or reflected by the property, plant or equipment or similar fixed asset account reflected in the balance sheet of the Company.

Capital Improvements shall mean operating Equipment and facilities (other than land) acquired or installed for use in the Company's business operations.

Capital Lease shall mean any lease of property (whether real, personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure on the balance sheet of the Company.

Chase Bank Rate Loans shall mean any loans or advances pursuant to this Financing Agreement made or maintained at a rate of interest based upon the Chase Bank Rate.

Chase Bank Rate shall mean the rate of interest per annum announced by The Chase Manhattan Bank from time to time as its prime rate in effect at its
principal office in New York City.   (The prime rate is not intended to be
the lowest rate of interest charged by The Chase Manhattan Bank to its borrowers).

CITBC Commitment Letter shall mean the Commitment Letter dated October 2, 1998 issued by CITBC to, and accepted by, the Company.

Closing Date shall mean the date that this Financing Agreement has been duly executed by the parties hereto and delivered to CITBC.

Collateral shall mean all present and future Accounts, Equipment (acquired after February 27, 1998), Inventory, Documents of Title, General Intangibles License and Other Collateral of the Company.

Collateral Management Fee shall mean the sum paid to CITBC in accordance with Paragraph 8.8 of Section 8 of this Financing Agreement to offset the reasonable costs (excluding Out-of-Pocket expenses) of CITBC's personnel in connection with record keeping, periodic examinations, analyzing and evaluating the Collateral.

Consolidated Balance Sheet shall mean a consolidated or compiled, as applicable, balance sheet for the Company and its consolidated subsidiaries, eliminating all inter-company transactions and prepared in accordance with GAAP.

Consolidating Balance Sheet shall mean a Consolidated Balance Sheet plus individual balance sheets for the Company and its consolidated subsidiaries, showing all eliminations of inter-company transactions and prepared in accordance with GAAP, and including a balance sheet for the Company exclusively.

Copyrights shall mean all present and hereafter acquired copyrights registrations, recording, applications, designs, styles, licenses, marks, prints and labels bearing any of the foregoing, goodwill, deed any and all general intangible, intellectual property and copyright rights and all cash and non-cash proceeds thereof.

Default shall mean any event specified in Section 10 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

Default Rate of Interest shall mean a rate of interest per annum on any Obligations hereunder, equal to the sum of: (a) two percent (2%) and (b) the applicable contract rate of interest based upon any applicable increment over the Chase Bank Rate plus the Chase Bank Rate, as determined under
Section 8 hereof, which CITBC shall be entitled to charge the Company on all Obligations due CITBC by the Company, as further set forth in Paragraph 10.2 of Section 10 of this Financing Agreement.

Depository Accounts shall have the meaning specified in Paragraph 3.4 of
Section 3 of this Financing Agreement.

Documentation Fee shall mean (a) the sum of $15,000.00 which amount is included in the Loan Facility Fee and intended to compensate CITBC for the use of CITBC's in-house Legal Department and facilities in documenting, in whole or in part, the initial transaction solely on behalf of CITBC, exclusive of Out-of-Pocket Expenses, and (b) subsequent to the Closing Date CITBC's standard fees relating to any and all modifications, waivers, releases, amendments or additional collateral with respect to this Financing Agreement, the Collateral and/or the Obligations.

Documents of Title shall mean all present and future documents (as defined in the UCC) evidencing or arising from any and all Accounts, Inventory or Equipment including, warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and Inventory relating thereto and all cash and non-cash proceeds of the foregoing.

Early Termination Date shall mean the date on which this Financing Agreement or the Revolving Line of Credit is terminated and which date is prior to an Anniversary Date.

Early Termination Fee shall: (a) mean the fee CITBC is entitled to charge the Company in the event the Line of Credit or this Financing Agreement is terminated on a date prior to an Anniversary Date, except as CITBC may waive in writing; and (b) be determined by multiplying the Line of Credit by one half of one percent (0.5%) per annum for the number of days from the Early Termination Date to the next succeeding Anniversary Date.

EBITDA shall mean, in any period, all earnings of the Company before all (i) interest and tax obligations, (ii) depreciation, (iii) amortization for said period, and (iv) merger related restructuring and special charges consistent with the provisions of the Senior Secured Notes, solely with respect to the nine months ending October 4, 1998, all determined in accordance with GAAP on a consistent basis with the latest audited financial statements of the Company, but excluding the effect of extraordinary and/or non-reoccurring gains or losses for such period.

Eligible Accounts Receivable shall mean the gross amount of the Company's Trade Accounts Receivable that are subject to a valid, exclusive, first priority and fully perfected security interest in favor of CITBC, which conform to the warranties contained herein and at all times continue to be acceptable to CITBC in the exercise of its reasonable business judgment, less, without duplication, the sum of: (a) any returns, discounts, chargebacks, claims, credits and allowances of any nature (whether issued, owing, granted, claimed or outstanding), and (b) reserves for: (i) sales to the United States of America, any state or other governmental entity or to any agency, department or division thereof, except for any such accounts as to which the Company has complied with the Assignment of Claims Act of 1940 or any other applicable statute, rules or regulation, to CITBC's satisfaction in the exercise of its reasonable business judgment; (ii) foreign accounts other than accounts (x) secured by letters of credit (in form and substance satisfactory to CITBC) issued or confirmed by, and payable at, banks having a place of business in the United States of America and payable in United States currency or credit insurance from domestic carriers acceptable to CITBC, or (y) to customers residing in Canada provided such accounts otherwise comply with all of the other criteria for eligibility hereunder, are payable in United States currency and such accounts do not exceed $500,000 .00 in the aggregate at any one time; (iii) accounts that remain unpaid more than ninety (90) days from invoice date;
(iv) contra accounts; (v) sales to any subsidiary or to any company affiliated with the Company in any way; (vi) bill and hold (deferred shipment) or consignment sales; (vii) sales to any customer which is (A) insolvent, (B) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, (C) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts or (D) financially unacceptable to CITBC or has a credit rating unacceptable to CITBC; (viii) all sales to any customer if fifty percent (50%) or more of the aggregate dollar amount of all outstanding invoices to such customer, are unpaid more than ninety (90) days from invoice date; (ix) pre-billed receivables and receivables arising from progress billing; (x) an amount representing, historically, returns, discounts, claims, RMA/stock rotation reserve, direct debit agreement reserve, price protection reserve, G/L allowances, COD sales, non-product Accounts, credits and allowances; and (xi) any other reasons deemed necessary by CITBC in its reasonable business judgment, including those which are customary either in the commercial finance industry or in the lending practices of CITBC.

Eligible Inventory shall mean the gross amount of the Company's domestic Inventory that is subject to a valid, exclusive first priority and fully perfected security interest in favor of CITBC and which conforms to the warranties contained herein, which is subject to the most recent appraisal indicating an acceptable orderly liquidation value of the Inventory and which is in all respects in form and substance satisfactory to CITBC, and which at all times continue to be acceptable to CITBC in the exercise of its reasonable business judgment, less any (a) work-in-process at outside processors, (b) supplies, including chemicals and gases (other than raw materials), (c) goods not present in the United States of America, (d) goods returned or rejected by the Company's customers other than goods that are undamaged and resalable in the normal course of business, goods to be returned to the Company's suppliers, (e) goods in transit to third parties (other than the Company's agents or warehouses), or Inventory in possession of a warehouseman, bailee or other third party, unless such warehouseman, bailee or third party has executed a notice of security interest agreement and waived any and all lien rights (in form and substance satisfactory to CITBC) and CITBC has taken all other action required to perfect its security interest in such Inventory, (f) goods at third party locations for which CITBC has not received a waiver in form and substance satisfactory to CITBC, and provided that CITBC may and in addition thereto require an Availability Reserve for warehousing third party processor charges or other applicable fees and charges, and (g) less any reserves required by CITBC in its reasonable discretion, including for unsorted Inventory, special order goods, discontinued, slow-moving and obsolete Inventory, market value declines, bill and hold (deferred shipment), consignment sales, and shrinkage.

Equipment shall mean all present and hereafter acquired equipment (as defined in the UCC) including, without limitation, all machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds of whatever sort.

ERISA shall mean the Employee Retirement Income Security Act or 1974, as amended from time to time and the rules and regulations promulgated thereunder from time to time.

Eurocurrency Reserve Requirements for any day, as applied to a LIBOR Loan, shall mean the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect with respect to CITBC and/or any present or future participant on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect), dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by CITBC and/or any such participants (such rate to be adjusted to the nearest one sixteenth of one percent (1/16 of 1%) or, if there is not a nearest one sixteenth of one percent (1/16 of 1%), to the next higher one sixteenth of one percent (1/16 of 1%)).

Event(s) of Default shall have the meaning provided for in Section 10 of this Financing Agreement.

Executive Officers shall mean the Chairman, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Executive Vice President(s), Senior Vice President(s), Treasurer, Controller and Secretary of the Company.

Fiscal Quarter shall mean, with respect to the Company, each fiscal quarter of the Company (each with an approximate 13 week duration) ending on or about March 31, June 30, September 30, and December 31 of each Fiscal Year.

Fiscal Year shall mean each twelve (12) month period commencing on January 1 of each year and ending on the following December 31.

Fixed Charge Coverage Ratio shall mean, for the relevant period, the ratio determined by dividing EBITDA by the sum of (a) Interest Expense, (b) the amount of principal repaid or scheduled to be repaid on the CAPEX Term Loans, Senior Secured Notes and Indebtedness (other than Revolving Loans),
(c) Capital Expenditures paid in cash and (d) all federal, state and local income tax expenses due and payable.

GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply, provided that in the event the Company modifies its accounting procedures as applied as of the Closing Date, the Company shall provide such statements of reconciliation which shall be in form and substance acceptable to CITBC.

General Intangibles shall have the meaning set forth in the UCC, and shall include, without limitation, all present and future right, title and interest in and to: (a) all Trademarks, corporate names, business names, fictitious business names, logos and any other designs or sources of business identities, indicative of origin, (b) Patents, together with any improvements on said Patents, utility models, industrial models, designs and, (c) Copyrights, (d) trade secrets, (e) licenses, (f) all applications with respect to the foregoing, (g) all right, title and interest in and to any and all extensions and renewals and (h) goodwill with respect to any of the foregoing, (i) any other forms of similar intellectual property, (j) all customer lists, distribution agreements, supply agreements, indemnification rights and tax refunds, and (k) intellectual property, software, applications, proprietary property and rights, programs, technical know how and similar property, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof.

Indebtedness shall mean, without duplication, all liabilities, contingent or otherwise, which are any of the following: (a) obligations in respect of money (borrowed or otherwise) or for the deferred purchase price of property, services or assets, other than Inventory, or (b) lease obligations which, in accordance with GAAP, have been, or which should be capitalized.

Interest Expense shall mean total interest obligations (paid or accrued) of the Company, determined in accordance with GAAP, on a consistent basis with the latest audited statements of the Company.

 Interest Period shall mean:

(a)  initially (but subsequent to thirty (30) days from the Closing
Date), as the case may be a one month, two month, three month, six month or twelve month period commencing on the borrowing or conversion date with respect to a LIBOR Loan and ending one, two, three, six or twelve months thereafter, as applicable; and

(b) thereafter, at the option of the Company, any one month, two month, three month, six month or twelve month period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Loan and ending one, two, three, six months or twelve month thereafter, as applicable;

Provided that, the foregoing provisions relating to Interest Periods are subject to the following:

(i) if any Interest Period would otherwise end on a day which is not a Business Day or a Working Day, that Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would extend such payment into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;
(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month, at the end of such Interest Period) shall end on the last Business Day of a calendar month;

(iii) for purposes of determining the availability of Interest Periods, such Interest Periods shall be deemed available if (x) Chase Manhattan Bank quotes an applicable rate to CITBC or CITBC determines the LIBOR Rate, as provided in the definition of LIBOR,
(y) the LIBOR Rate determined by Chase Manhattan Bank or CITBC on the basis of such quote will adequately and fairly reflect the cost of maintaining or funding its loans bearing interest at LIBOR, for such Interest Period, and (z) such Interest Period will end on or before the Anniversary Date or the last day of the then current term
of this Financing Agreement.   If a requested Interest Period shall
be unavailable in accordance with the foregoing sentence, the Company shall continue to pay interest on the Obligations at the applicable per annum rate based upon the Chase Bank Rate.

Inventory shall mean all of the Company's present and hereafter acquired inventory (as defined in the UCC), including, without limitation, application-specific standard products ("ASSPs"), microprocessors, microcontrollers, digital signal processors, semiconductors, chips, converters, memory drivers, analog and discrete devices, wafers, quartz, and all merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same; in all stages of production - from raw materials through work-in-process to finished goods - and all proceeds thereof of whatever sort.

Issuing Bank shall mean the bank issuing Letters of Credit for the Company.

Letters of Credit shall mean all letters of credit issued with the assistance of CITBC in accordance with Section 5 hereof by the Issuing Bank for or on behalf of the Company.

Letter of Credit Guaranty shall mean the guaranty delivered by CITBC to the Issuing Bank of the Company's reimbursement obligations under the Issuing Bank's reimbursement agreement, application for Letter of Credit or other like document.

Letter of Credit Guaranty Fee shall mean the fee CITBC may charge the Company under Paragraph 8.3 of Section 8, of this Financing Agreement for:
 a) issuing a Letter of Credit Guaranty and/or b) otherwise aiding the Company in obtaining Letters of Credit, all pursuant to Section 5 hereof.

Letter of Credit Sub-Line shall mean the aggregate amount of $5,000,000.

LIBOR shall mean at any time of determination, and subject to availability, for each applicable Interest Period, a variable rate of interest equal to:
(a) at CITBC's election (i) the applicable LIBOR quoted to CITBC by The Chase Manhattan Bank (or any successor thereof), or (ii) the rate of interest determined by CITBC at which deposits in U.S. Dollars are offered for the relevant Interest Period based on information presented on Telerate Systems at Page 3750 as of 11:00 A.M. (London time) on the day which is two (2) Business Days prior to the first day of such interest period; provided that if at least two such offered rates appear on the Telerate System at Page 3750 in respect of such interest period, the arithmetic mean of all such rates (as determined by CITBC) will be the rate used; divided by (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as decimal fraction) of Eurocurrency Reserve Requirements in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period.

LIBOR Lending Office with respect to CITBC, shall mean the applicable office of Chase Manhattan Bank or any successor thereof.

LIBOR Loan shall mean any loans made pursuant to this Financing Agreement at such time as they are made and/or are being maintained at a rate of interest based upon LIBOR, provided that (i) no Default or Event of Default has occurred hereunder, which has not been waived in writing by CITBC, and
(ii) no LIBOR Loan shall be made after the date that is three months prior to the Anniversary Date or any other applicable Early Termination Date.

Line of Credit shall mean the commitment of CITBC to (a) make Revolving Loans pursuant to Section 3 of this Financing Agreement (b) assist the Company in opening Letters of Credit pursuant to Section 5 of this Financing Agreement and (c) make and CAPEX Term Loans pursuant to Section 4 of this Financing Agreement, in the aggregate amount equal to $40,000,000.

Line of Credit Fee shall: (a) mean the fee due CITBC at the end of each month for the Line of Credit, and (b) be determined by multiplying the difference between (i) the Line of Credit, and (ii) the sum of (x) the average daily balance of Revolving Loans of the Company plus (y) the average daily balance of Letters of Credit outstanding plus (z) the average daily balance of CAPEX Term Loans for said month, by one quarter of one percent (0.25%) per annum for the number of days in said month.

Loan Documents shall mean this Financing Agreement, the Promissory Notes, the mortgages and/or deeds of trust, the other closing documents and any other ancillary loan and security agreements executed from time to time in connection with this Financing Agreement, all as may be renewed, amended, extended, increased or supplemented from time to time.

Loan Facility Fee shall mean the fee payable to CITBC in accordance with, and pursuant to, the provisions of Paragraph 8.7 of Section 8 of this Financing Agreement.

Obligations shall mean all loans, advances and extensions of credit made or to be made by CITBC to the Company or to others for the Company's account (including, without limitation, all Revolving Loans, Letter of Credit Guaranties and CAPEX Term Loans); any and all indebtedness and obligations which may at any time be owing by the Company to CITBC howsoever arising, whether now in existence or incurred by the Company from time to time hereafter; whether secured by pledge, lien upon or security interest in any of the Company's Collateral, assets or property or the assets or property of any other person, firm, entity or corporation; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether the Company is liable to CITBC for such indebtedness
as principal, surety, endorser, guarantor or otherwise.   Obligations shall
also include indebtedness owing to CITBC by the Company under this Financing Agreement, any other Loan Document or under any other agreement or arrangement now or hereafter entered into between the Company and CITBC; indebtedness or obligations incurred by, or imposed on, CITBC as a result of environmental claims arising out of the Company's operation, premises or waste disposal practices or sites; the Company's liability to CITBC as maker or endorser of any promissory note or other instrument for the payment of money; the Company's liability to CITBC under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which CITBC may make or issue to others for the Company's account, including any accommodation extended with respect to applications for Letters of Credit, CITBC's acceptance of drafts or CITBC's endorsement of notes or other instruments for the Company's account and benefit.

Other Collateral shall mean all now owned and hereafter acquired lockbox, blocked account and any other deposit accounts maintained with any bank or financial institutions into which the proceeds of Collateral are or may be deposited; all cash and other monies and property in the possession or control of CITBC; all books, records, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon; all investment property, and all cash and non-cash proceeds of the foregoing.

Out-of-Pocket Expenses shall mean all of CITBC's present and future reasonable expenses incurred relative to this Financing Agreement or any other Loan Documents, whether incurred heretofore or hereafter, which expenses shall include, without being limited to: the cost of record searches, all costs and expenses incurred by CITBC in opening bank accounts, depositing checks, receiving and transferring funds, and wire transfer changes, any charges imposed on CITBC due to returned items and "insufficient funds" of deposited checks and CITBC's standard fee relating thereto, any amounts paid by CITBC, incurred by or charged to CITBC by the Issuing Bank under the Letter of Credit Guaranty or the Company's reimbursement agreement, application for Letter of Credit or other like document which pertain either directly or indirectly to such Letters of Credit, and CITBC's standard fees relating to the Letters of Credit and any drafts thereunder, reasonable travel, lodging and similar expenses of CITBC's personnel in inspecting and monitoring the Collateral from time to time hereunder, any applicable reasonable counsel fees and disbursements, fees and taxes relative to the filing of financing statements, all expenses, costs and fees set forth in Paragraph 10.3 of Section 10 of this Financing Agreement.

Patents shall mean all of the Company's present and hereafter acquired patents, patent applications, registrations, any reissues or renewals thereof, licenses, any inventions and improvements claimed thereunder, and all general intangible, intellectual property and patent rights with respect thereto of the Company and all income, royalties, cash and non-cash proceeds thereof.

Permitted Encumbrances shall mean: (a) liens existing on the date hereof which are listed on Schedule 1 hereto; (b) other liens expressly permitted, or consented to in writing by CITBC; (c) Purchase Money Liens; (d) liens of local or state authorities for franchise or other like taxes, provided that the aggregate amounts of such liens shall not exceed $100,000.00 in the aggregate at any one time; (e) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith, by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained by the Company in accordance with GAAP; (f) deposits made (and the liens thereon) in the ordinary course of business of the Company (including, without limitation, security deposits for leases, indemnity bonds, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts; (g) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate, if applicable, and which in the aggregate do not materially interfere with the occupation, use or enjoyment by the Company in its business of the property so encumbered; and (h) liens granted CITBC by the Company; (i) liens of judgment creditors provided such liens do not exceed, in the aggregate, at any time, $100,000.00 (other than liens bonded or insured to the reasonable satisfaction of CITBC); (j) liens on the assets of the Company (excluding Collateral) granted pursuant to the Collateral Documents, as set forth and in effect as of the Closing Date, pursuant to the Senior Secured Notes; and (ii) liens for taxes not yet due and payable or which are being diligently contested in good faith by the Company by appropriate proceedings and which liens are not (y) other than with respect to Real Estate, senior to the liens of CITBC or (z) for taxes due the United States of America or any state thereof having similar priority statutes, as further set forth in paragraph 7.6 hereof.

Permitted Indebtedness shall mean: (a) current Indebtedness maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, taxes or labor; (b) the Indebtedness secured by Purchase Money Liens; (c) Subordinated Debt; (d) Indebtedness arising under the Letters of Credit and this Financing Agreement; (e) deferred taxes and other expenses incurred in the ordinary course of business; (f) Indebtedness pursuant to the Senior Secured Notes, as in effect; and (g) other Indebtedness existing on the date of execution of this Financing Agreement and listed in the most recent financial statement delivered to CITBC or otherwise disclosed to CITBC in writing prior to the Closing Date.

Promissory Notes shall mean the notes, in the form of Exhibits A and B attached hereto, delivered by the Company to CITBC to evidence the CAPEX Term Loans pursuant to, and repayable in accordance with, the provisions of
Section 4 of this Financing Agreement.

Purchase Money Liens shall mean liens on any item of equipment acquired after the date of this Financing Agreement provided that (a) each such lien shall attach only to the property to be acquired and the cash proceeds thereof and the improvements thereon, (b) a description of the property so acquired is furnished to CITBC, and (c) the debt incurred in connection with such acquisitions shall not exceed in the aggregate $5,000,000.00 in any Fiscal Year.

Real Estate shall mean the Company's fee and/or leasehold interests in the real property.

Revolving Line of Credit shall mean the aggregate commitment of CITBC to make loans and advances pursuant to Section 3 of this Financing Agreement and issue Letters of Credit Guaranties pursuant to Section 5 hereof to the Company, in the aggregate amount of $25,000,000.

Revolving Loans shall mean the loans and advances made, from time to time, to or for the account of the Company by CITBC pursuant to Section 3 of this Financing Agreement.

Revolving Loan Account shall have the meaning specified in Paragraph 3.6 of
Section 3, of this Financing Agreement.

Senior Secured Notes shall mean the 9 1/2% Senior Secured Notes due 2005, in the original principal amount of $280,000,000, as set forth in the Indenture dated as of February 27, 1998, between the Company and State Street Bank and Trust Company, as trustee, as in effect as of the Closing Date, and absent any amendment or modification thereof.

Subordinated Debt shall mean, if applicable, any debt due a subordinating creditor (and the note evidencing such) which shall be subordinated, by a subordination agreement, to the prior payment and satisfaction of the Obligations of the Company to CITBC (in form and substance satisfactory to CITBC).

Subsidiaries shall mean each of the Company's subsidiaries, including Zilog Philippines, Inc., Zilog Electronics Philippines, Inc., Zilog U.K., Zilog Japan, Zilog Asia, Ltd., and Zilog International.

Tangible Net Worth shall mean, at any date of determination, an amount equal to (a) Total Assets plus the outstanding principal amount of the Senior Secured Notes minus (b) the sum of (x) Total Liabilities and (y) General Intangibles, and shall be determined in accordance with GAAP, on a consistent basis with the latest audited statements of the Company.

TPG shall mean TPG Partners II, L.P., or any affiliate thereof, as majority shareholder of the Company.

Total Assets shall mean total assets determined in accordance with GAAP, on a basis consistent with the latest audited statements of the Company.

Total Liabilities shall mean total liabilities determined in accordance with GAAP, on a basis consistent with the latest audited statements of the Company.

Trade Accounts Receivable shall mean that portion of the Company's Accounts which arises from the sale of Inventory or the rendition of services in the ordinary course of the Company's business.

Trademarks shall mean all present and hereafter acquired trademarks, trademark registrations, recordings, applications, tradenames, trade styles, service marks, prints and labels (on which any of the foregoing may appear), licenses, reissues, renewals, general intangibles, and intellectual property and trademark rights pertaining to any of the foregoing, together with the goodwill associated therewith, and all cash, income, royalties, and non-cash proceeds thereof.

UCC shall mean the Uniform Commercial Code as in effect from time to time in the state of California.


Working Day shall mean any Business Day on which dealings in foreign currencies and exchange between banks may be carried on in the place where CITBC's Eurodollar Lending Office is located.

SECTION  2.   Conditions Precedent

2.  Conditions Precedent
The obligation of CITBC to make loans hereunder is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the initial extension of credit hereunder by CITBC, the following conditions precedent:

(a) Lien Searches - CITBC shall have received tax, judgment and Uniform Commercial Code searches satisfactory to CITBC for all locations presently occupied or used by the Company.

(b) Casualty Insurance - The Company shall have delivered to CITBC evidence satisfactory to CITBC that casualty insurance policies listing CITBC as loss payee or mortgagee, as the case may be, are in full force and effect, all as set forth in Paragraph 7.5 of Section 7 of this Financing Agreement.

(c)     UCC Filings - Any documents (including without limitation, financing statements) required to be filed in order to create, in favor of CITBC, a first and exclusive perfected security interest in the Collateral with respect to which a security interest may be perfected by a filing under the UCC shall have been properly filed in each office in each jurisdiction required in order to create in favor of CITBC a perfected lien on the
Collateral.   CITBC shall have received  acknowledgment copies of all such filings (or, in lieu thereof, CITBC shall have received other evidence satisfactory to CITBC that all such filings have been made); and CITBC shall have received evidence that all necessary filing fees and all taxes or other expenses related to such filings have been paid in full.

(d) Board Resolution - CITBC shall have received a copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of (i) this Financing Agreement, , and
(ii) any related agreements, in each case certified by the Secretary or Assistant Secretary of the Company as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of the Company as to the incumbency and signature of the officers of the Company executing such Loan Documents and any certificate or other documents to be delivered by them pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

(e) Corporate Organization - CITBC shall have received (i) a copy of the Certificate of Incorporation of the Company certified by the Secretary of State of its incorporation, and (ii) a copy of the By-Laws of the Company certified by the Secretary or Assistant Secretary thereof, all as amended through the date hereof.

(f) Officer's Certificate - CITBC shall have received an executed Officer's Certificate of the Company, satisfactory in form and substance to CITBC, certifying that (i) the representations and warranties contained herein are true and correct in all material respects on and as of the date hereof; (ii) the Company is in compliance with all of the terms and provisions set forth herein; and (iii) no Default or Event of Default has occurred

(g) Opinions - Counsel for the Company shall have delivered to CITBC opinions satisfactory to CITBC opining, inter alia, that, subject to the (i) filing, priority and remedies provisions of the Uniform Commercial Code, (ii) the provisions of the Bankruptcy Code, insolvency statutes or other like laws, (iii) the equity powers of a court of law and (iv) such other matters as may be agreed upon with CITBC: this Financing Agreement and all other Loan Documents of the Company and the Guarantors are (A) valid, binding and enforceable according to their terms, (B) are duly authorized, executed and delivered, and (C) do not violate any terms, provisions, representations or covenants in the charter or by-laws of the Company or, to the best knowledge of such counsel, of any loan agreement, mortgage, deed of trust, note, security or pledge agreement or indenture to which the Company or the Guarantors are a signatory or by which the Company or its assets are bound, including inter alia that the financing under this Financing Agreement (including Revolving Loans, Letters of Credit and CAPEX Term Loans) constitutes permitted indebtedness under the Senior Secured Notes, the grant of the security interest hereunder in the Collateral does not contravene any terms of the Senior Secured Notes and that the Trustee for the Senior Secured Note holders does not have a lien on the Collateral.
 In addition, counsel to such Trustee and the Senior Secured Note holders shall have delivered an opinion satisfactory to CITBC that the Intercreditor Agreement(s) have been duly authorized, executed and delivered and constitute valid and binding agreements enforceable against such Senior Secured Note holders in accordance with the terms thereof.

(h) Absence of Default - No Default, Event of Default or material adverse change shall have occurred in the financial condition, business, prospects, profits, operations or assets of the Company or the Company's subsidiaries shall have occurred.

(i) Legal Restraints/Litigation - As of the Closing Date, there shall be no x) litigation, investigation or proceeding (judicial or administrative) pending or threatened against the Company or its subsidiaries or their assets, by any agency, division or department of any county, city, state or federal government arising out of this Financing Agreement, y) injunction, writ or restraining order restraining or prohibiting the financing arrangements contemplated under this Financing Agreement or z) to the best knowledge of the Company, suit, action, investigation or proceeding (judicial or administrative) pending or threatened against the Company or its Subsidiaries or their assets, which, in the opinion of CITBC, if adversely determined could have a material adverse effect on the business, operation, assets, financial condition or Collateral of the Company.

(j) Intercreditor Agreement - The Trustee for the Senior Secured Note holders shall have executed and delivered to CITBC an Intercreditor Agreement, in form and substance satisfactory to CITBC.

(k) Additional Documents - The Company shall have executed and delivered to CITBC all Loan Documents necessary to consummate the lending arrangement contemplated between the Company and CITBC.

(l) Disbursement Authorization - The Company shall have delivered to CITBC all information necessary for CITBC to issue wire transfer instructions on behalf of the Company for the initial and subsequent loans and/or advances to be made under this Financing Agreement including, but not limited to, disbursement authorizations in form acceptable to CITBC.

(m) Examination & Verification - CITBC shall have completed to the satisfaction of CITBC an examination and verification of the Accounts, Inventory, books and records of the Company and the Guarantors which examination shall indicate that, after giving effect to all Revolving Loans advances and extensions of credit to be made at closing, the Company shall have an opening additional Availability of at least $10,000,000, as evidenced by a borrowing base certificate delivered by the Company to CITBC as of the Closing Date, all as more fully required by the CITBC Commitment
Letter.   It is understood that such requirement contemplates that all debts and obligations are current, and that all payables are being handled in the normal course of the Company's business and consistent with its past practice.

(n) Depository Accounts - The Company shall have established a system of lockbox and bank accounts with respect to the collection of Accounts and the deposit of proceeds of Inventory as shall be acceptable to CITBC in all respects. Such accounts shall be subject to three party agreements (between the Company, CITBC and the depository bank), which shall be in form and substance satisfactory to CITBC.

(o) Existing Revolving Credit Agreement - The Company's existing credit agreement with Goldman Sachs Credit Partners (as Syndication Agent) and BankBoston N.A. (as Administrative Agent) (the "Existing Lenders") shall be (x) terminated, (y) all loans and obligations of the Company and/or the Guarantors thereunder shall be paid or satisfied in full, including thorough utilization of the proceeds of the initial Revolving Loans and CAPEX Term Loans to be made under this Financing Agreement and (z) all liens upon or security interest in favor of the Existing Lenders on the Collateral and otherwise in connection therewith shall be terminated and/or released upon such payment.

(p) CITBC Commitment Letter - The Company shall have fully complied, to the satisfaction of CITBC, with all of the terms and conditions of the CITBC Commitment Letter.

Upon the execution of this Financing Agreement, certain of the above Conditions Precedent shall not have been deemed satisfied, including conditions (a), (c), (h), (j), (m), and (n), provided that, notwithstanding the foregoing, except as CITBC and the Company may otherwise agree win writing, prior to the disbursements of any loans hereunder and prior to any public statement or filing by the Company that a closing has occurred hereunder, on or before 90 days from the Closing Date, the Company must fulfill and comply with all of the Conditions Precedent, all to CITBC's satisfaction. All applicable fees hereunder shall be due and payable upon execution and delivery of this Financing Agreement and shall be deemed fully earned upon Closing whether or not all Conditions Precedent are satisfied.

2.2     Conditions to Each Extension of Credit

Except to the extent expressly set forth in this Financing Agreement, the agreement of CITBC to make any extension of credit requested to be made by it to the Company on any date (including without limitation, the initial extension of credit) is subject to the satisfaction of the following conditions precedent:

a) Representations and Warranties - Each of the representations and warranties made by the Company in or pursuant to this Financing Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date.

b) No Default - No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extension of credit requested to be made on such date.

c) Borrowing Base - Except as may be otherwise agreed to from time to time by CITBC and the Company in writing, after giving effect to the extension of credit requested to be made by the Company on such date, the aggregate outstanding balance of the Revolving Loans owing by the Company plus the Availability Reserve will not exceed the lesser of (i) the Revolving Line of Credit or (ii) Borrowing Base of the Company.

Each borrowing by the Company hereunder shall constitute a representation and warranty by the Company as of the date of such loan or advance that each of the representations, warranties and covenants contained in the Financing Agreement have been satisfied and are true and correct, except as the Company and CITBC shall otherwise agree herein or in a separate writing.


SECTION  3.   Revolving Loans

3.  Revolving Loans

3.1 CITBC agrees, subject to the terms and conditions of this Financing Agreement from time to time, and within the Availability but subject to CITBC's right to make "Overadvances", to make loans and advances to the Company on a revolving basis (i.e. subject to the limitations set forth herein, the Company may borrow, repay and re-borrow Revolving Loans).

  Such loans and advances shall be in amounts not to exceed the lesser of
(a) the Borrowing Base or (b) the Revolving Line of Credit.   All requests
for loans and advances must be received by an officer of CITBC no later than 1:00 p.m., New York time, of the day on which such loans and advances are
required.   Should CITBC for any reason honor requests for advances in excess of the limitations set forth herein, such advances shall be considered "Overadvances" and shall be made in CITBC's sole discretion, subject to any additional terms CITBC deems necessary.

3.2   In furtherance of the continuing assignment and security
interest in the Company's Accounts and Inventory, the Company will, upon the creation of Accounts and purchase or acquisition of Inventory, execute and deliver to CITBC in such form and manner as CITBC may reasonably require, solely for CITBC's convenience in maintaining records of Collateral, such confirmatory schedules of Accounts and Inventory as CITBC may reasonably request, and such other appropriate reports designating, identifying and
describing the Accounts and Inventory as CITBC may reasonably require.   In
addition, upon CITBC's request, the Company shall provide CITBC with copies of agreements with, or purchase orders from, the Company's customers, and copies of invoices to customers, proof of shipment or delivery and such other documentation and information relating to said Accounts and other
collateral as CITBC may reasonably require.   Failure to provide CITBC with
any of the foregoing shall in no way affect, diminish, modify or otherwise
limit the security interests granted herein.   The Company hereby authorizes
CITBC to regard the Company's printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of the Company's authorized officers or agents.

3.3  The Company hereby represents and warrants that:  each Trade
Account Receivable is based on an actual and bona fide sale and delivery of goods or rendition of services to customers, made by the Company in the ordinary course of its business; the goods and Inventory being sold and the Trade Accounts Receivable created are the exclusive property of the Company and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Encumbrances; the invoices evidencing such Trade Accounts Receivable are in the name of the Company; and the customers of the Company have accepted the goods or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business with respect to which the Company has complied with the notification requirements of Paragraph 3.5 of
Section 3 of this Financing Agreement.   The Company confirms to CITBC that
any and all taxes or fees relating to its business, its sales, the Accounts or goods relating thereto, are its sole responsibility and that same will be paid by the Company when due and that none of said taxes or fees
represent a lien on or claim against the Accounts.   The Company hereby
further represents and warrants that it owns its Inventory free and clear of any security interest, encumbrances, liens or financing statements whatsoever other than Permitted Encumbrances, and that it shall not acquire any Inventory on a consignment basis, nor co-mingle its Inventory with any of its customers or any other person, including pursuant to any bill and hold sale or otherwise, and that its Inventory is marketable to its customers in the ordinary course of business of the Company, except as it may otherwise report in writing to CITBC pursuant to paragraph 3.5 hereof from time to time. The Company also warrants and represents that it is a duly and validly existing corporation and is qualified in all states where the failure to so qualify would have an adverse effect on the business of the Company or the ability of the Company to enforce collection of Accounts
due from customers residing in that state.   The Company agrees to maintain
such books and records regarding Accounts and Inventory as CITBC may reasonably require and agrees that the books and records of the Company will
reflect CITBC's interest in the Accounts and Inventory.   All of the books
and records of the Company will be available to CITBC on reasonable prior notice at normal business hours, including any records handled or maintained for the Company by any other company or entity.

 3.4 Until CITBC has advised the Company to the contrary after the occurrence of an Event of Default, the Company may and will enforce, collect and receive all amounts owing on the Accounts for CITBC's benefit and on CITBC's behalf, but at the Company's expense; such privilege shall terminate automatically upon the institution by or against the Company of any proceeding under any bankruptcy or insolvency law or, at the election of CITBC, upon the occurrence of any other Event of Default and until such Event of Default is waived in writing by CITBC or cured to CITBC's satisfaction. Any checks, cash, credit card sales and receipts, notes or other instruments or property received by the Company with respect to any Accounts shall be held by the Company in trust for CITBC, separate from the Company's own property and funds, and promptly turned over to CITBC with proper assignments or endorsements by deposit to the special depository accounts in CITBC's name (whether lockbox accounts or otherwise) designated
by CITBC for such purposes (the "Depository Accounts").   The Company shall:
(i) direct all of its account debtors to deposit any and all proceeds of Collateral into the Depository Accounts; (ii) irrevocably authorize and direct any banks which maintain the Company's initial receipt of cash, checks and other items to promptly wire transfer all available funds to a Depository Account; (iii) advise all such banks of CITBC's security interest in such funds; and (iv) indicate on all of its invoices that funds should be delivered to and deposited in a Depository Account. The Company shall provide CITBC with prior written notice of any and all deposit accounts opened or to be opened subsequent to the Closing Date. All amounts received by CITBC in payment of Accounts or proceeds of any other Collateral (excluding Equipment) will be credited to the Company's Revolving Loan Account upon CITBC's receipt of "collected funds" at CITBC's bank account in New York, New York one (1) Business Day after its receipt, if received no later than 1:00 p.m.  EST or on the next succeeding Business Day if
received after 1:00 PM EST.   No checks, drafts or other instrument received
by CITBC shall constitute final payment to CITBC unless and until such instruments have actually been collected.

3.5  The Company agrees to notify CITBC promptly of any matters materially affecting the value, enforceability or collectibility of any Account in the amount of $25,000 or more and of all material customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods, and of any material adverse effect in the value of its Inventory. In addition, any and all such matters shall be reported in the weekly and monthly collateral reports (as applicable) provided to CITBC hereunder, in such detail and format as CITBC may reasonably require from time to time. The Company agrees to issue credit memoranda promptly (with duplicates to CITBC upon request after the occurrence of an Event of Default) upon accepting returns or granting allowances, and may continue to do so until CITBC has notified the Company , subsequent to the occurrence of an Event of Default which has not been waived in writing by CITBC, that all future credits or allowances are to be
made only after CITBC's prior written approval.   Upon the occurrence of an
Event of Default and until such time as such Event of Default is waived in writing by CITBC or cured to CITBC's reasonable satisfaction, and on notice from CITBC, the Company agrees that all returned, reclaimed or repossessed merchandise or goods shall be set aside by the Company, marked with CITBC's name (as secured party) and held by the Company for CITBC's account.

3.6  CITBC shall maintain a separate account on its books in the
Company's name (the "Revolving Loan Account") in which the Company will be charged with loans and advances made by CITBC to it or for its account, and with any other Obligations, including any and all costs, expenses and reasonable attorney's fees which CITBC may incur in connection with the exercise by or for CITBC of any of the rights or powers herein conferred upon CITBC, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of CITBC in connection with this Financing Agreement, the other Loan Documents or the Collateral assigned hereunder,
or any Obligations owing to CITBC by the Company.   The Company will be
credited with all amounts received by CITBC from the Company or from others for the Company's account, including, as above set forth, all amounts received by CITBC in payment of Accounts, and such amounts will be applied to payment of the Obligations as set forth herein. In no event shall prior recourse to any Accounts or other security granted to or by the Company be a prerequisite to CITBC's right to demand payment of any Obligation. Further, it is understood that CITBC shall have no obligation whatsoever to perform in any respect any of the Company's contracts or obligations relating to the Accounts.

3.7  After the end of each month, CITBC shall promptly send the
Company a statement showing the accounting for the charges, loans, advances and other transactions occurring between CITBC and the Company during that
month.   The monthly statements shall be deemed correct and binding upon the
Company and shall constitute an account stated between the Company and CITBC unless CITBC receives a written statement of the exceptions within forty five (45) days of the date of the monthly statement.

3.8 In the event that any requested advance exceeds Availability or that (a) the sum of (i) Revolving Loans and (ii) the Availability Reserve exceeds (b)(x) the Borrowing Base or (y) the Revolving Line of Credit (herein the amount of any such excess shall be referred to as the "Excess") such Excess shall be due and payable to CITBC immediately upon CITBC's demand therefor.

4.  CAPEX Term Loans

4.1 Within the available and unused CAPEX Term Loan Line of Credit and upon receipt from the Company of a CAPEX Term Loan Promissory Note in the form of Exhibit B attached hereto, in the amount of the CAPEX Term Loan (as calculated pursuant to paragraph 4.5 herein below), in accordance with the terms hereof, CITBC will extend to the Company a CAPEX Term Loan, provided: a) no Default or Event of Default, which has not been waived in writing by CITBC or cured to its reasonable satisfaction, has occurred or would occur after giving effect to such CAPEX Term Loan and b) all of the conditions listed below are fulfilled to the sole but reasonable satisfaction of CITBC.

 4.2 CAPEX Term Loan proceeds: (a) are to be used exclusively to pay for, or reimburse the Company for, the acquisition by the Company of Capital Improvements (other than Real Estate), provided that (i) CITBC has a first and exclusive lien on such Capital Improvement, and (ii) any such Capital Improvement is not subject to Purchase Money Liens, and (b) will be disbursed upon completion of the delivery, assembly and installation of the Capital Improvement. Upon funding of any CAPEX Term Loan the Company shall pay the CAPEX Fee to CITBC.

 4.3 The Company must give CITBC thirty (30) days prior written notice of its intention to enter into a CAPEX Term Loan and may not draw down any CAPEX Term Loans after the close of business on the date occurring two (2) years from the date hereof.

 4.4 The Company shall be entitled to a total of ten (10) CAPEX Term Loans, consisting of up to four (4) CAPEX Term Loans per calendar year but no more than one (1) CAPEX Term Loan in any Fiscal Quarter.

 4.5 No CAPEX Term Loan may exceed (x) eighty percent (80%) of the appraised orderly liquidation value of currently existing Equipment acquired subsequent to February 27, 1998 ("Appraised Equipment"), or (y) seventy percent (70%) of the total acquisition cost of new manufacturing Equipment ("Acquired Equipment"), exclusive of assembly costs, installation expenses, maintenance, shipping costs, software, taxes and import or custom charges (as reflected on invoices and other contracts of purchase delivered to CITBC) for which the CAPEX Term Loan is sought. A reserve may be included in the foregoing calculations for the cost of disassembly and removal of fixtures and clean up of hazardous materials. In addition, each CAPEX Term Loan shall be subject to the fulfillment of each of the following conditions: (a) Appraised Equipment and Acquired Equipment is subject to CITBC's first and exclusive lien; (b) all Acquired Equipment and Appraised Equipment must be stand alone identifiable equipment; (c) the Company shall timely provide UCC fixture filings, landlord waiver agreements, and such other documents as CITBC may reasonably require for all Acquired Equipment and Appraised Equipment which may constitute fixtures; (d) the Company shall comply with all applicable environmental laws, including use and disposal of any hazardous materials, and any Equipment containing hazardous materials or otherwise requiring clean-up in accordance with any applicable government environmental regulations or upon any exercise by CITBC of its rights hereunder shall be cleaned up at the Company's cost and expense upon CITBC's reasonable request; and (e) Equipment appraisals must be performed by appraisers mutually agreed upon who will be retained by CITBC but paid for by the Company. Notwithstanding the foregoing, CAPEX Term Loans supported by Appraised Equipment will not exceed $10,000,000 in the aggregate and CAPEX Term Loans supported by Acquired Equipment will not exceed the $5,000,000 in the aggregate.

 4.6 The CAPEX Term Loans must be in increments of $500,000.00 or whole multiples thereof and must be disbursed either concurrently with or within three months of delivery, assembly, installation and acceptance of such Capital Improvement.

4.7 Each CAPEX Term Loan will be repaid to CITBC by the Company as follows: (a) CAPEX Term Loans based on Appraised Equipment will amortize by sixty (60) equal monthly payments commencing on the first business day of the month following funding thereof; and (b) CAPEX Term Loans based on Acquired Equipment will amortize by thirty six (36) equal monthly payments commencing on the first business day of the month following funding thereof. To the extent repaid, CAPEX Term Loans may not be reborrowed under this
Section 4 of this Financing Agreement and the CAPEX Term Loan Line of Credit shall be permanently reduced by the amount of any such repayment(s). Upon the sale of any Equipment securing any CAPEX Term Loan, the net proceeds thereof shall be applied to the applicable CAPEX Term Loan tranche. In the event all of the Equipment securing such loan is sold and the proceeds thereof do not equal or exceed the outstanding balance of such loan, the Company hereby agrees and confirms that CITBC may charge its Revolving Loan Account with the amount of any such shortfall.

4.8 In the event this Financing Agreement or the Line of Credit is terminated by either CITBC or the Company for any reason whatsoever, all CAPEX Term Loans shall become due and payable on the effective date of such termination notwithstanding any provision to the contrary in the Promissory Notes or this Financing Agreement.

4.9 The Company may prepay at any time, at its option, in whole or in part the CAPEX Term Loans, provided that on each such prepayment, the Company shall pay accrued interest on the principal so prepaid to the date of such prepayment.


 4.10  The Company hereby authorizes CITBC to charge its Revolving
Loan Account with all amounts due under this Section 4 as such amounts
become due.   The Company confirms that any charges which CITBC may so make to its Revolving Loan Account as herein provided will be made as an accommodation to the Company and solely at CITBC's discretion.

SECTION 5.   Letters of Credit

        To assist the Company in establishing or opening documentary and standby Letters of Credit with an Issuing Bank to cover the purchase of inventory, equipment or otherwise, the Company has requested CITBC to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of the Letters of Credit Guaranty, thereby
lending CITBC's credit to the Company and CITBC has agreed to do so.   These
arrangements shall be handled by CITBC subject to the terms and conditions set forth below.

5.1  Within the Revolving Line of Credit and Availability, CITBC
shall assist the Company in obtaining Letter(s) of Credit in an aggregate amount outstanding at any time not to exceed the Letter of Credit Sub-Line. CITBC's assistance for amounts in excess of the limitation set forth herein
shall at all times and in all respects be in CITBC's sole discretion.   It
is understood that the form and purpose of each Letter of Credit and all documentation in connection therewith, and any amendments, modifications or extensions thereof, must be mutually acceptable to CITBC, the Issuing Bank
and the Company.   Any and all outstanding Letters of Credit shall be
reserved dollar for dollar from Availability  as an Availability Reserve.
 Any Letter of Credit issued hereunder shall not have an expiry date subsequent to the Anniversary Date, unless otherwise agreed to by CITBC, and upon any termination of the Line of Credit or this Financing Agreement in accordance with Section 11 hereof, CITBC may establish a reserve equal to 110% of the face amount of any such outstanding Letters of Credit. Notwithstanding anything herein to the contrary, upon the occurrence of a Default and/or Event of Default, CITBC's assistance in connection with any Letter of Credit Guaranty hereunder shall be in CITBC's sole discretion and CITBC may reserve 110% of the face amount of outstanding Letters of Credit, unless such Default and/or Event of Default is cured to CITBC's satisfaction or waived by CITBC in writing.

5.2  CITBC shall have the right, without prior notice to the Company, to charge the Company's Revolving Loan Account on CITBC's books with the amount of any and all indebtedness, liability or obligation of any kind incurred by CITBC under the Letters of Credit Guaranty at the earlier of a) payment by CITBC under the Letters of Credit Guaranty, or b) the occurrence
of an Event of Default.   Any amount charged to Company's Revolving Loan
Account shall be deemed a Revolving Loan hereunder and shall incur interest at the rate provided in Paragraph 8.1 of Section 8 of this Financing Agreement. Any such charges shall be set forth in CITBC's monthly accounts to the Company.

5.3  The Company unconditionally indemnifies CITBC and holds CITBC harmless from any and all loss, claim or liability incurred by CITBC arising from any transactions or occurrences relating to Letters of Credit established or opened for the Company's account, the collateral relating thereto and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any action taken by any Issuing Bank, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct by CITBC under the Letters of
Credit Guaranty.   The Company further agrees to hold CITBC harmless from
any errors or omission, negligence or misconduct by the Issuing Bank.   The
Company's unconditional obligation to CITBC hereunder shall not be modified or diminished for any reason or in any manner whatsoever, other than as a
result of CITBC's gross negligence or willful misconduct.   The Company
agrees that any charges incurred by CITBC for the Company's account by the Issuing Bank shall be conclusive on CITBC and may be charged to the Company's Revolving Loan Account.

 5.4  CITBC shall not be responsible for: the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; the time, place, manner or order in which shipment is made; partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; any deviation from instructions; delay, default, or fraud by the shipper and/or anyone else in connection with the Collateral or the shipping thereof; or any breach of contract between the shipper or
vendors and the Company.   Furthermore, without being limited by the
foregoing, CITBC shall not be responsible for any act or omission with respect to or in connection with any Collateral, absent its gross negligence or willful misconduct.

5.5  The Company agrees that any action taken by CITBC, if taken in good faith, or any action taken by any Issuing Bank, under or in connection with the Letters of Credit, the guarantees, the drafts or acceptances, or the Collateral, shall be binding on the Company and shall not put CITBC in
any resulting liability to the Company.   In furtherance thereof, CITBC
shall have the full right and authority to clear and resolve any questions of non-compliance of documents; to give any instructions as to acceptance or rejection of any documents or goods; to execute any and all steamship or airways guaranties (and applications therefore), indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in CITBC's sole name, and the Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from CITBC, all
without any notice to or any consent from the Company.   Notwithstanding any
prior course of conduct or dealing with respect to the foregoing including amendments and non-compliance with documents and/or the Company's instructions with respect thereto, CITBC may exercise its rights hereunder in its sole and reasonable business judgement.

5.6 Without CITBC's express consent and endorsement in writing, the Company agrees: (a) not to execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and (b) after the occurrence of an Event of Default which is not cured within any applicable grace period, if any, or waived by CITBC, not to (i) clear and resolve any questions of non-compliance of documents, or (ii) give any instructions as to acceptances or rejection of any documents or goods.

 5.7  The Company agrees that any necessary import, export or other licenses or certificates for the import or handling of the Collateral will have been promptly procured; all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Collateral, or the financing thereof will have been promptly and fully complied with; and any certificates in that regard that CITBC may at any time request will be
promptly furnished.   In this connection, the Company warrants and
represents that all shipments made under any such Letters of Credit are in accordance with the laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws
and regulations.   The Company assumes all risk, liability and
responsibility for, and agrees to pay and discharge, all present and future
local, state, federal or foreign taxes, duties, or levies.   Any embargo,
restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Company's risk, liability and responsibility.

 5.8 Upon any payments made to the Issuing Bank under the Letter of Credit Guaranty, CITBC shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Company to the Issuing Bank in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to CITBC and apply in all respects to CITBC and shall be in addition to any rights, remedies, duties or obligations contained herein.

SECTION  6.   Collateral

6.1 As security for the prompt payment in full of all loans and advances made and to be made to the Company from time to time by CITBC pursuant hereto, as well as to secure the payment in full of the other Obligations, the Company hereby, and pursuant to the Loan Documents, pledges and grants to CITBC a continuing general lien upon and security interest in all of its:

(a)  Accounts;

(b)  Inventory;

(c)  Limited License for its General Intangibles;

(d)  Documents of Title;

(e)  Other Collateral; and

(f)   Equipment (acquired subsequent to February 27, 1998);

6.2 The security interests granted hereunder shall extend and attach to:

(a) All Collateral which is presently in existence and which is owned by the Company or in which the Company has any interest, whether held by the Company or others for its account, and, if any Collateral is Equipment, whether the Company's interest in such Equipment is as owner or lessee or conditional vendee;

(b) All Equipment (acquired subsequent to February 27, 1998) whether the same constitutes personal property or fixtures, including, but without limiting the generality of the foregoing, all dies, jigs, tools, benches, molds, tables, accretions, component parts thereof and additions thereto, as well as all accessories, motors, engines and auxiliary parts used in connection with or attached to such Equipment; and

(c) All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either CITBC or the Company from the Company's customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by the Company, or to the sale, promotion or shipment thereof.

6.3  The Company agrees to safeguard, protect and hold all Inventory for CITBC's account and make no disposition thereof except in the regular
course of the business of the Company as herein provided.   Until CITBC has
given the Company notice to the contrary after the occurrence of an Event of Default, any Inventory may be sold and shipped by the Company to its customers in the ordinary course of the Company's business, on open account and on terms currently being extended by the Company to its customers, provided that all proceeds of all sales (including cash, accounts receivable, checks, notes, instruments for the payment of money and similar proceeds) are forthwith transferred, endorsed, and turned over and delivered to CITBC in accordance with Paragraph 3.4 of Section 3 of this Financing
Agreement.   CITBC shall have the right to withdraw this permission at any time upon the occurrence of an Event of Default and until such time as such Default and/or Event of Default is waived in writing by CITBC or cured to CITBC's satisfaction, in which event no further disposition shall be made of the Inventory by the Company without CITBC's prior written approval.
Cash sales or sales of inventory in which a lien upon, or security interest in, Inventory is retained by the Company shall be made by the Company only with the approval of CITBC, and the proceeds of such sales or sales of inventory for cash shall not be commingled with the Company's other property, but shall be segregated, held by the Company in trust for CITBC as CITBC's exclusive property, and shall be delivered immediately by the Company to CITBC in the identical form received by the Company by deposit
to the Depository Accounts.   Upon the sale, exchange, or other disposition
of Inventory, as herein provided, the security interest in the Company's Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition.
 As to any such sale, exchange or other disposition, CITBC shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. Irrespective of CITBC's perfection status in any and all of the Company's General Intangibles, including without limitations any Trademarks, Copyrights or licenses with respect thereto, the Company hereby irrevocably grants CITBC a royalty free license to sell or otherwise dispose or transfer, in accordance with paragraphs 6.8 and 10.3 and the applicable terms hereof, any of the Company's Inventory upon the occurrence of an Event of Default which has not been waived in writing by CITBC.

6.4  The Company agrees at its own cost and expense to keep the
Equipment in as good and substantial repair and condition as the same is now or at the time the lien and security interest granted herein shall attach thereto, reasonable wear and tear excepted, making any and all repairs and
replacements when and where necessary.   The Company also agrees to
safeguard, protect and hold Equipment (which is subject to CITBC's lien hereunder) for CITBC's account and make no disposition thereof unless the
Company first obtains the prior written approval of CITBC.   Any sale,
exchange or other disposition of any Equipment (which is subject to CITBC's lien hereunder) shall only be made by the Company with the prior written approval of CITBC, and the proceeds of any such sales shall not be commingled with the Company's other property, but shall be segregated, held by the Company in trust for CITBC as CITBC's exclusive property, and shall be delivered immediately by the Company to CITBC in the identical form
received by the Company by deposit to the Depository Accounts.   Such
proceeds shall be applied to the Obligations in such order as CITBC may reasonably deem necessary. Upon the sale, exchange, or other disposition of the Equipment (which is subject to CITBC's lien hereunder), as herein provided, the security interest provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sales, exchange or
disposition.   As to any such sale, exchange or other disposition, CITBC
shall have all of the rights of an unpaid seller, including stoppage in
transit, replevin, rescission and reclamation.   Notwithstanding anything
herein above contained to the contrary, the Company may sell, exchange or otherwise dispose of obsolete Equipment or Equipment no longer needed in the Company's operations, provided, however, that (a) the then book value or market value of the Equipment so disposed of does not exceed [5,000,000] in the aggregate in any Fiscal Year and (b) the proceeds of such sales or dispositions of Equipment (which is subject to CITBC's lien hereunder) are delivered to CITBC in accordance with the foregoing provisions of this paragraph and shall be applied to any applicable CAPEX Term Loans, or to the Obligations in CITBC's discretion.

6.5  The rights and security interests granted to CITBC hereunder are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the Revolving Loan Account maintained in the Company's name on the books of CITBC may from time to time be temporarily in a credit position, until the final payment in full to CITBC of all Obligations and the termination of this Financing Agreement. Any delay, or omission by CITBC to exercise any right hereunder, shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless
such waiver shall be in writing and signed by CITBC.   A waiver on any one
occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

6.6 Notwithstanding CITBC's security interest in the various assets constituting Collateral and to the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, CITBC shall have the right in its sole discretion to determine which rights, security, liens, security interests or remedies CITBC shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of CITBC's rights hereunder.

6.7  Any reserves or balances to the credit of the Company and any other property or assets of the Company in the possession or control of CITBC (in each case which are part of the Collateral) may be held by CITBC as security for any Obligations and applied in whole or partial satisfaction
of such Obligations when due.   The liens and security interests granted
herein and any other lien or security interest CITBC may have in any other assets of the Company, shall secure payment and performance of all now
existing and future Obligations.   CITBC may in its discretion charge any
or all of the Obligations to the Revolving Loan Account of the Company when due.

6.8 (a) The Company shall deliver to CITBC, and/or shall cause the appropriate party to deliver to CITBC, from time to time such pledge or security agreements with respect to General Intangibles (now or hereafter acquired) of the Company and all of its subsidiaries as CITBC shall require to obtain valid royalty free license to sell or transfer Collateral (upon the occurrence of an Event of Default which has not been waived in writing by CITBC), including goods and products developed or manufactured by the
Company with respect thereto.   It is the intent of the parties hereto to
grant to CITBC a non-exclusive license in the Company's General Intangibles such that CITBC can exercise its rights and remedies to obtain the proceeds, consideration, or distributions from any Collateral, including any sale or transfer of Accounts and Inventory, as set forth in the Financing Agreement. In furtherance of the foregoing, the Company shall provide timely notice to CITBC of any additional Patents, Trademarks, tradenames, service marks, Copyrights, brand names, trade names, logos and other trade designations acquired or applied for subsequent to the Closing Date and the Company shall execute such documentation as CITBC may reasonably require to obtain and perfect its lien thereon.

        (b) The Company hereby represents and warrants that it owns, possesses or has the exclusive right (subject to any licensing or similar agreements which may be in effect from time to time, in accordance with the terms hereof) to the General Intangibles used in connection with its business, sales and operations, subject to (x) the Permitted Encumbrances and Senior Secured Note holders' security interest in the Senior Secured Note holders' Collateral (as defined in the Senior Secured Notes and as in effect as of the Closing Date), and (y) CITBC's rights and interests therein as set forth
in this Financing Agreement and the Loan Documents.   The Company and CITBC
hereby agree as follows:

(A) The Company hereby irrevocably grants and shall cause its Subsidiaries, if applicable, to grant to CITBC a royalty-free, non-exclusive license to the Company's and, if applicable, its Subsidiaries' General Intangibles, including its Trademarks, Copyrights, Patents, licenses and any and all right, title and interest in any of the foregoing for the sole purpose, upon the occurrence of an Event of Default, of the right to: (i) collect and retain any Accounts, and sell, transfer and distribute Inventory bearing any General Intangibles; (ii) advertise for sale Inventory bearing any General Intangibles; (iii) hold, acquire, deliver or distribute Inventory bearing any General Intangibles, including Trademarks; and (iv) make, assemble, prepare for sale or complete, or cause others to do so, any applicable raw materials or Inventory bearing any General Intangibles, including Trademarks, and to sell or transfer any such Inventory, all as further set forth in this Financing Agreement. The foregoing rights and license are for the purposes enumerated herein and not for the sale of General Intangibles by CITBC to any third party. Any agent or transferee of CITBC shall be solely entitled to the rights enumerated herein.

 (B) In connection with the exercise of the foregoing remedies and subject to Permitted Encumbrances and rights of applicable third parties pursuant to law, CITBC is hereby granted
permission to use all of the Company's and, if applicable, its
Subsidiaries': (i) General Intangibles, including Trademarks, licenses, Copyrights, Patents, franchises and other proprietary and intellectual property rights which are used in connection with Inventory, for the purposes of completing, selling or
disposing of Inventory, (ii) Equipment for the purpose of
completing the manufacture of unfinished goods, raw materials or work-in-process comprising Inventory, and (iii) the
Company's  and its Subsidiaries' Real Estate for purposes of
such completion and sale.   The foregoing rights may be
exercised by CITBC, without cost to CITBC and the Company hereby indemnifies CITBC and holds CITBC harmless from any and all costs, fees, expenses and any and all liabilities incurred in connection with the exercises of the foregoing rights and remedies, and confirms that any such amounts shall be deemed
Obligations hereunder.

(C) The Company hereby further agrees that it shall not encumber, sell or transfer any of its General Intangibles, including the Trademarks, provided that the Company may sell certain rights to its General Intangibles for use in foreign territories and with respect to goods which do not compete with the business or sales of the Company or sublicense its General Intangibles, all in the ordinary course of its business, provided further that any such sale or sublicense shall not impair the rights of CITBC to collect and retain the proceeds of Accounts and sell, transfer or dispose of Inventory in accordance with the terms of or its rights under this limited license this Financing
Agreement.

 (D) The provisions of this paragraph shall inure and be binding upon the respective parties to this Financing Agreement and their respective successors and assigns and upon any sale, transfer or divestiture by the Company and/or its Subsidiaries, of their respective interests in General Intangibles, any such purchaser, transferee or successor or assign shall take subject to the provision hereof.

SECTION 7.   Representations, Warranties and Covenants

7.1  The Company hereby warrants, represents and covenants that: (a)
the fair value of the Company's assets exceeds the book value of the Company's liabilities; (b) the Company is generally able to pay its debts as they become due and payable; and (c) the Company does not have unreasonably small capital to carry on its business as it is currently
conducted absent extraordinary and unforeseen circumstances.   The Company
further warrants and represents that Schedule 2 hereto correctly and completely sets forth (i) the Company's chief executive office, (ii) all of the Company's Collateral locations, (iii) all tradenames used by the Company, (iv) all Patents, Trademarks and Copyrights owned and/or used by the Company and (v) the applicable monthly rent or other charges with respect to each Collateral location; and, except for the Permitted Encumbrances, after filing of financing statements in the applicable filing clerks office at the locations set forth in Schedule 2, this Financing Agreement creates a valid, perfected and first priority security interest upon and security interests in the Collateral and the security interests granted herein constitute and shall at all times constitute the first and only liens on the Collateral; that, except for the Permitted Encumbrances, the Company is or will be at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or liens in favor of others; that the Company will at its expense forever warrant and, at CITBC's request, defend the same from any and all claims and demands of any other person other than the Permitted Encumbrances; that the Company will not grant, create or permit to exist, any lien upon or security interest in the Collateral, or any proceeds thereof, in favor of any other person other than the holders of the Permitted Encumbrances; and that the Equipment does not comprise a part of the Inventory of the Company and that the Equipment is and will only be used by the Company in its business and will not be held for sale or lease, or removed from its premises, or otherwise disposed of by the Company without the prior written approval of CITBC except as otherwise permitted in Paragraph 6.4 of Section 6 of this Financing Agreement.

7.2  The Company agrees to maintain books and records pertaining to the Collateral in such detail, form and scope as CITBC shall reasonably require, consistent with its standard practices and in accordance with GAAP. The Company agrees that upon reasonable prior notice CITBC or its agents may enter upon the Company's premises at any time during normal business hours, and from time to time in its reasonable business judgement, for the purpose of inspecting the Collateral, and any and all records pertaining
thereto.   The Company agrees to afford CITBC thirty (30) days prior written notice of any change in the location of any Collateral, other than to locations, that as of the Closing Date, are known to CITBC and at which CITBC has filed financing statements and otherwise fully perfected its liens
thereon.   The Company is also to advise CITBC promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or on the security interests granted to CITBC therein.

7.3  The Company agrees to:  execute and deliver to CITBC, from time to time, solely for CITBC's convenience in maintaining a record of the Collateral, such written statements, and schedules as CITBC may reasonably require, designating, identifying or describing the Collateral pledged to
CITBC hereunder.   The Company's failure, however, to promptly give CITBC
such statements, or schedules shall not affect, diminish, modify or otherwise limit CITBC's security interests in the Collateral.

7.4  The Company agrees to comply with the requirements of all state and federal laws in order to grant to CITBC valid and perfected first security interests in the Collateral, subject only to the Permitted
Encumbrances.   CITBC is hereby authorized by the Company to file from time to time any financing statements covering the Collateral whether or not the
Company's signature appears thereon.   The Company agrees to do whatever
CITBC may reasonably request, from time to time, by way of: filing notices of liens, financing statements, amendments, renewals and continuations thereof; cooperating with CITBC's custodians; keeping stock records; transferring proceeds of Collateral to CITBC's possession; and performing such further acts as CITBC may reasonably require in order to effect the purposes of this Financing Agreement.

7.5 (a) The Company agrees to maintain insurance on the Equipment and Inventory under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all
times reasonably satisfactory to CITBC.   All policies covering the,
Equipment (which is subject to CITBC's lien hereunder) and Inventory are, subject to any applicable rights of any holders of Permitted Encumbrances holding claims senior to CITBC, to be made payable to CITBC, in case of loss, under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as CITBC may require to fully protect CITBC's interest in the, Inventory and Equipment and to any
payments to be made under such policies.   All original policies or true
copies thereof are to be delivered to CITBC, premium prepaid, with the loss payable endorsement in CITBC's favor, and shall provide for not less than thirty (30) days prior written notice to CITBC of the exercise of any right
of cancellation.   At the Company's request, or if the Company fails to
maintain such insurance, CITBC may arrange for such insurance, but at the Company's expense and without any responsibility on CITBC's part for: obtaining the insurance, the solvency of the insurance companies, the
adequacy of the coverage, or the collection of claims.   Upon the occurrence
of an Event of Default which is not waived or cured to CITBC's satisfaction, CITBC shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CITBC, have the sole right, in the name of CITBC or the Company, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

(b)  In the event the Company fails to provide CITBC with timely evidence, acceptable to CITBC, of its maintenance of insurance coverage required pursuant to paragraph 7.5(a) above, CITBC may purchase insurance to protect CITBC's interests in the Collateral, at the Company's expense.
The insurance acquired by CITBC may, but need not, protect the Company's interest in the Collateral, and therefore such insurance may not pay claims which the Company may have with respect to the Collateral or pay any claim which may be made against the Company in connection with the Collateral. The Company may request cancellation of any such insurance obtained by CITBC, and CITBC shall promptly cancel such insurance, but only after providing CITBC
with satisfactory evidence that the Company has applicable insurance.   In
the event CITBC purchases, obtains or acquires insurance covering all or any portion of the Collateral, the Company shall be responsible for all of the applicable costs of such insurance, including premiums, interest (at the applicable Chase Bank Rate for Revolving Loans set forth in paragraph 8.1 of Section 8 hereof), fees and any other charges with respect thereto, until the effective date of the cancellation or the expiration of such insurance.
  CITBC may charge all of such premiums, fees, costs, interest and other charges to the Company's Revolving Loan Account. The Company hereby acknowledges that the costs of the premiums of any insurance acquired by CITBC may exceed the costs of insurance which the Company may be able to purchase on its own. In the event that CITBC purchases such insurance, CITBC will notify the Company of said purchase within thirty (30) days after the
date of such purchase.   If, within thirty (30) days of the date of such
notice, the Company provides CITBC with proof that the Company had the insurance coverage required pursuant to 7.5(a) above (in form and substance satisfactory to CITBC) as of the date on which CITBC purchased insurance and the Company continued at all times to have such insurance, then CITBC agrees to cancel the insurance purchased by CITBC and credit the Company's Revolving Loan Account with the amount of all costs, interest and other charges associated with such insurance, including with any amounts previously charged by CITBC to the Revolving Loan Account.

7.6 The Company agrees to pay, when due, all taxes, sales taxes, assessments, claims and other charges (herein "taxes") lawfully levied or assessed upon the Company or the Collateral unless such taxes are being diligently contested in good faith by the Company by appropriate proceedings and adequate reserves are established in accordance with GAAP. Notwithstanding the foregoing, if any lien shall be filed or claimed thereunder x) for taxes due the United States of America or y) which in CITBC's opinion might create a valid obligation having priority over the rights granted to CITBC herein, such lien shall not be deemed to be a Permitted Encumbrance hereunder and the Company shall immediately pay such
tax and remove the lien of record.   If the Company fails to do so promptly,
then at CITBC's election, CITBC may (i) create an Availability Reserve in such amount as it may deem appropriate in its business judgement, in an approximate amount equal to such taxes and penalties (due or anticipated), or (ii) on the Company's behalf, pay such taxes, and the amount thereof shall be an Obligation secured hereby and due to CITBC on demand. CITBC shall notify the Company of any such actions.

7.7  The Company:  (a) agrees to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the business or operations of the Company; provided that the Company may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in CITBC's reasonable opinion, materially and adversely effect CITBC's rights or priority in the Collateral; (b) agrees to comply with all environmental statutes, acts, rules, regulations or orders as presently existing or as adopted or amended in the future, applicable to the Collateral, the ownership and/or use of its real property and operation of its business, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the business of the Company; and (c) shall not be deemed to have breached any provision of this Paragraph
7.7 if (i) the failure to comply with the requirements of this Paragraph 7.7 resulted from good faith error or innocent omission, (ii) the Company promptly commences and diligently pursues a cure of such breach, and (iii) such failure is cured or good progress toward cure is demonstrated, within
(30) days following the Company's receipt of notice of such failure and the Company continues in good faith to move promptly toward cure, in conformity with applicable law and any governmental entity order or agreement with
respect thereto, and to the reasonable satisfaction of CITBC.   The Company
hereby indemnifies CITBC and agrees to defend and hold CITBC harmless from and against any and all loss, damage, claim, liability, injury or expense which CITBC may sustain or incur (other than solely as a result of the physical actions of CITBC on the Company's premises which are determined to constitute gross negligence or willful misconduct by a court of competent jurisdiction) in connection with: any and all claims or expenses asserted against CITBC as a result of any environmental pollution, hazardous material or environmental clean-up of the Company's Real Property; or any claim or expense which results from the Company's operations (including, but not limited to, the Company's off-site disposal practices), and the Company further agrees that this indemnification shall survive termination of this Financing Agreement as well as the payment of all Obligations or amounts payable hereunder.

7.8 Until termination of this Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Company agrees that, unless CITBC shall have otherwise consented in writing, the Company will furnish to CITBC: (a) within ninety (90) days after the end of each Fiscal Year of the Company, an audited Consolidated Balance Sheet, with a Consolidating Balance Sheet attached thereto, as at the close of such year, and statements of profit and loss, cash flow and reconciliation of surplus of the Company and its consolidated subsidiaries for such year, audited by independent public accountants selected by the Company and satisfactory to CITBC; (b) within forty five (45) days after the end of each Fiscal Quarter a Consolidated Balance Sheet and Consolidating Balance Sheet as at the end of such period and statements of profit and loss, cash flow and surplus of the Company and its consolidated subsidiaries, certified by an authorized financial or accounting officer of the Company; (c) within thirty (30) days after the end of each month a Consolidated Balance Sheet as at the end of such period and statements of profit and loss, cash flow and surplus of the Company and all subsidiaries for such period, certified by an authorized financial or accounting officer of the Company; and (d) from time to time, such further information regarding the business affairs and financial condition of the Company and its consolidated subsidiaries as CITBC may reasonably request, including without limitation (i) the accountant's management practice letter and (ii) annual cash flow projections (to be provided within 30 days as of the end of any fiscal year) in form
satisfactory to CITBC.   Each financial statement which the Company is
required to submit hereunder must be accompanied by an officer's certificate, signed by the President, Vice President, Controller, or Treasurer, pursuant to which any one such officer must certify that: (x) the financial statement(s) fairly and accurately represent(s) the Company's financial condition at the end of the particular accounting period, as well as the Company's operating results during such accounting period, subject to year-end audit adjustments; and (y) during the particular accounting period: (A) there has been no Default or Event of Default under this Financing Agreement, provided, however, that if any such officer has knowledge that any such Default or Event of Default, has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer's certificate; (B) the Company has not received any notice of cancellation with respect to its property insurance policies;
(C) the Company has not received any notice that could result in a material adverse effect on the value of the Collateral taken as a whole; and (D) the exhibits attached to such financial statement(s) constitute detailed calculations showing compliance with all financial covenants contained in this Financing Agreement.

7.9 Until termination of the Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Company agrees that, without the prior written consent of CITBC, except as otherwise herein provided, the Company will not:

    (a) Mortgage, assign, pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance or judgment (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of its assets or goods, whether real, personal or mixed, whether now owned or hereafter acquired, except for the Permitted Encumbrances;
    (b) Incur or create any Indebtedness other than the Permitted
        Indebtedness;
    (c) Borrow any money on the security of the Company's Collateral or any other assets or stock of the Company from sources other than CITBC;
    (d) Sell, lease, assign, transfer or otherwise dispose of (i) Collateral, except as otherwise specifically permitted by this Financing Agreement, or (ii) either all or substantially all of the Company's assets, which do not constitute Collateral;
    (e) Merge, consolidate or otherwise alter or modify its corporate name, principal place of business, structure, status or existence, or enter into or engage in any operation or activity materially different from that presently being conducted by the Company, or purchase or acquire all or substantially all of the capital stock or assets of any corporation or entity, except that the Company may change its corporate name or address; provided that (i) the Company shall give CITBC thirty (30) days prior written notice thereof and
        (ii) the Company shall execute and deliver prior to or simultaneously with any such action any and all documents and agreements requested by CITBC (including, without limitation, any and all U.C.C. financing statements) to confirm the continuation and preservation of all security interests and liens granted to CITBC hereunder;
    (f) Assume, guarantee, endorse, or otherwise become liable upon the obligations of any person, firm, entity or corporation, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;
    (g) Declare or pay any dividend or distributions of any kind on, or purchase, acquire, redeem or retire, any of the capital stock or equity interest, of any class whatsoever, whether now or hereafter outstanding, excluding non-cash dividends on preferred stock, or cash dividends from the proceeds of any initial public offering consistent with the terms and provisions of the Senior Secured Notes relating thereto; or
    (h) Make any advance or loan to, or any investment in, any firm, entity, person or corporation or purchase or acquire all or substantially all of the stock or assets of any entity, person or corporation, except that the Company may make loans to its employees in an amount not to exceed $50,000 in any fiscal year.

7.10 Until termination of the Financing Agreement and payment and satisfaction in full of all Obligations hereunder, the Company shall:

(a) maintain at all times during each fiscal quarter ending below a Tangible Net Worth of not less than the amount set forth below for the applicable period:

Fiscal Period                                   Tangible Net Worth

(i) For the Fiscal Quarter ending
on or about December 31, 1998                       $220,000,000
(ii) For the Fiscal Quarter ending
on or about March 31, 1999                          $205,000,000
(iii) For the Fiscal Quarter ending
on or about June 30, 1999                           $195,000,000
(iv) For the Fiscal Quarter ending
on or about September 30, 1999                      $185,000,000
(v) For the Fiscal Quarter ending
on or about December 31, 1999                       $175,000,000
(vi) For the Fiscal Quarter ending
on or about March 31, 2000 and each
Fiscal Quarter thereafter                           $180,000,000


(b) maintain at the end of each Fiscal Quarter during the periods set forth below a Fixed Charge Coverage Ratio of not less than the ratio set forth below for the applicable period:

Period                                                  Ratio

(i) For the Fiscal Quarter ending
on or about June, 1999                                  0.55
(ii) For the Fiscal Quarter ending
on or about September, 1999                             0.60
(iii) For the Fiscal Quarter ending
on or about December, 1999                              0.65
(iv) For the Fiscal Quarter ending
on or about March, 2000                                 0.70
(v) For the Fiscal Quarter ending
on or about June, 2000                                  0.75
(vi) For the Fiscal Quarter ending
on or about September, 2000                             0.80
(vii) For the Fiscal Quarter ending
on or about December, 2000                              0.85
(viii) For the Fiscal Quarter ending
on or about March, 2001                                 0.90
(ix) For the Fiscal Quarter ending
on or about June, 2001                                  0.95
(x) For the Fiscal Quarter ending
on or about September, 2001 and each
Quarter ending  thereafter                              1.00

The foregoing ratio shall be calculated on a cumulative quarterly basis on a rolling four quarter basis thereafter.

(c) Notwithstanding anything in this paragraph 7.10 to the contrary, the foregoing covenants shall not be tested unless (i) the Company's Availability is less than $7,500,000 at any time during the sixty
(60) day period prior to any applicable date of calculation if no CAPEX Term Loans are outstanding, or (ii) the Company's Availability is less than $15,000,000 at any time during the sixty (60) day period prior to any applicable date of calculation if any CAPEX Term Loans are outstanding, or (iii) a Default or Event of Default has occurred hereunder.

7.11 The Company agrees to advise CITBC in writing of: a) all expenditures (actual or anticipated) in excess of $150,000.00 from the budgeted amount therefor in any Fiscal Year for x) environmental clean-up,
y) environmental compliance or z) environmental testing and the impact of said expenses on the Company's Working Capital; and b) any notices the Company receives from any local, state or federal authority advising the Company of any environmental liability (real or potential) stemming from the Company's operations, its premises, its waste disposal practices, or waste disposal sites used by the Company and to provide CITBC with copies of all such notices if so required.

7.12 The Company hereby agrees to pay any and all fees, costs, expenses, charges, liabilities, obligations and other amounts relating to, or contemplated by, any Lockbox Agreement and any ancillary agreements entered in connection therewith from time to time, including for the establishment and maintenance of post office boxes and depository and
collection accounts.   In furtherance thereof, the Company hereby agrees
that any and all such payments shall be deemed Obligations and, absent prior payment thereof by the Company and notice of payment to CITBC, irrevocably instructs CITBC, to charge its Revolving Loan Account under this Financing Agreement with any and all payments which CITBC may, in its sole discretion,
make from time to time with respect to any such Lockbox Agreement.   CITBC
shall provide written notice thereof, whether in the form of monthly statements or otherwise. The Company hereby agrees to indemnify and hold harmless CITBC and its officers, directors, employees, attorneys and agents (each an "Indemnified Party") from, and holds each of them harmless against, any and all losses (including, without limitation, losses resulting from items deposited and returned unpaid or returned under a claim that a presentment of warranty has been breached), liabilities, obligations, claims, actions, damages, costs and expenses (including attorney's fees) and any payments made by CITBC pursuant to any indemnity provided by CITBC with respect to or to which any Indemnified Party could be subject insofar as such losses, liabilities, obligations, claims, actions, damages, costs, fees or expenses arise from or relate to the lockbox and/or the depository account and/or the agreements executed in connection therewith, whether through the alleged or actual negligence of such person or otherwise, except and to the extent that the same results solely and directly from the gross negligence or willful misconduct of such Indemnified Party as finally
determined by a court of competent jurisdiction.   This indemnity shall
survive termination of this Financing Agreement. CITBC may, in its reasonable business judgement, establish such Availability Reserves with respect thereto as it may deem advisable under the circumstances and, upon any termination hereof, hold such reserves as cash reserves for any such contingent liabilities for the applicable duration of CITBC's indemnity under any such Lockbox or Depository Account Agreements. CITBC shall provide written notice to the Company of the foregoing as set forth herein.

7.13    The Company shall take all action reasonably necessary to
assure that its computer-based systems are able to effectively process date-
sensitive data functions.   The Company represents and warrants that the
"Year 2000" problem (that is, the inability of certain computer applications to recognize and properly perform date-sensitive functions involving certain dates on or about or subsequent to December 31, 1999) will not result in a material adverse effect on the Company's business, assets
or operations.   The Company reasonably anticipates that all computer
applications which are material to its business will, on a timely basis, be able to properly perform date-sensitive functions for all dates on and after
January 1, 2000.   Upon CITBC's request from time to time, the
Company shall provide to CITBC assurances that the Company's computer systems and software are or will be Year 2000 compliant on a timely basis, all in form and substance reasonably satisfactory to CITBC.

SECTION  8.   Interest, Fees and Expenses

 8.1  Interest on the Revolving  Loans which are Chase Bank Rate
Loans shall be payable monthly as of the end of each month and shall be in an amount equal to the Chase Bank Rate per annum on the average of the net balances owing by the Company to CITBC in the Company's Revolving Loan Account at the close of each day during such month. In the event of any change in said Chase Bank Rate, the rate hereunder for Chase Bank Rate Loans shall change, as of the first of the month following any such change,
so as to remain  at the  Chase Bank Rate.   The rate hereunder for Chase
Bank Rate Loans shall be calculated based on a 360-day year.   CITBC shall
be entitled to charge the Company's Revolving Loan Account at the rate provided for herein when due until all Obligations have been paid in full.

8.2   Interest on the CAPEX Term Loans shall be payable monthly as of the end of each month on the unpaid balance or on payment in full prior to maturity, and with respect to Chase Rate Loans shall be in an amount equal
to the Chase Bank Rate plus one percent (1%) per annum.   In the event of
any change in said Chase Bank Rate the rate hereunder for Chase Bank Rate Loans shall change, as of the first of the month following any change, so
as to remain one percent (1%) above the Chase Bank Rate.   The rate
hereunder shall be calculated based on a 360 day year.   CITBC shall be
entitled to charge such interest to the Company's Revolving Loan Account at the rate provided for herein when due until all Obligations have been paid in full.

8.3 In consideration of the Letter of Credit Guaranty of CITBC, the Company shall pay CITBC the Letter of Credit Guaranty Fee which shall be an amount equal to one and one half percent (1.5%) per annum on the face amount of each Letter of Credit issued pursuant to Section 5 hereof, and shall be payable upon issuance thereof.

8.4 Any and all charges, fees, commissions, costs and expenses charged to CITBC for the Company's account by any Issuing Bank in connection with or arising out of Letters of Credit issued pursuant to this Financing Agreement or out of transactions relating thereto will be charged to the Company's Revolving Loan Account in full when charged to or paid by CITBC, or as may be due upon any early termination hereof, and when made by any such Issuing Bank shall be conclusive on CITBC.

8.5 The Company shall reimburse or pay CITBC, as the case may be, for: (a) all Out-of-Pocket Expenses of CITBC, (b) any applicable
Documentation Fee, and (c) the CAPEX Fee, if applicable.

8.6 Upon the last Business Day of each month, commencing on November 30, 1998, the Company shall pay CITBC the Line of Credit Fee.

8.7 To induce CITBC to enter into this Financing Agreement and to extend to the Company the Revolving Loans, Letters of Credit Guaranties, and the CAPEX Term Loans, the Company shall pay to CITBC a Loan Facility Fee in the amount of $150,000.00 (which shall be fully earned on the Closing Date, and which amount includes the Documentation Fee in subparagraph (a) of the definition thereof) with $100,000 payable upon execution of this Financing Agreement and the remaining $50,000 payable upon the earlier of one year from the Closing Date or any prior Early Termination Date. The Commitment Fee, as outlined in the CITBC Commitment Letter (less any Out-of-Pocket Expenses), shall be credited toward the Loan Facility Fee upon consummation of this financing transaction on the Closing Date.

8.8 On the Closing Date and each anniversary of the Closing Date thereafter, the Company shall pay to CITBC the Collateral Management Fee in the amount of $25,000, which shall be deemed fully earned when paid (and due payable and on the first business day of each year from the Closing Date.)
 The foregoing Collateral Management Fee shall automatically increase to $50,000 per year upon any request for a Revolving Loan hereunder (including the year of any such request).

8.9 Upon the occurrence of a Default or an Event of Default, which is not waived in writing by CITBC, the Company shall pay CITBC's standard charges and the reasonable fees for CITBC's personnel used by CITBC for reviewing the books and records of the Company and for verifying, testing, protecting, safeguarding, preserving or disposing of all or any part of the Collateral (which fees shall be in addition to the Collateral Management Fee and any Out-of-Pocket Expenses).

8.10 The Company hereby authorizes CITBC to charge the Company's
Revolving Loan Account with CITBC with the amount of all payments due hereunder as such payments become due. The Company confirms that any charges which CITBC may so make to the Company's Revolving Loan Account as herein provided will be made as an accommodation to the Company and solely at CITBC's discretion.

8.11  In the event that CITBC shall have determined in the exercise of its reasonable business judgement that subsequent to the Closing Date any change in applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof, or compliance by CITBC (or any financial institution which may become a participant or Lender hereunder) with any new request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on CITBC's capital as a consequence of its obligations hereunder to a level below that which CITBC could have achieved but for such adoption, change or compliance (taking into consideration CITBC's policies with respect to capital adequacy) by an amount reasonably deemed by CITBC to be material, then, from time to time, the Company shall pay no later than five (5) days following demand to CITBC such additional
amount or amounts as will compensate CITBC's for such reduction.   In
determining such amount or amounts, CITBC may use any reasonable averaging
or attribution methods.   The protection of this Paragraph 8.11 shall be
available to CITBC regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.
 A certificate of CITBC setting forth such amount or amounts as shall be necessary to compensate CITBC with respect to this Section 8 and the calculation thereof when delivered to the Company shall be conclusive on the Company absent manifest error. Notwithstanding anything in this paragraph to the contrary, in the event CITBC has exercised its rights pursuant to this paragraph, and subsequent thereto determines that the additional amounts paid by the Company in whole or in part exceed the amount which CITBC actually required pursuant hereto, the excess, if any, shall be returned to the Company by CITBC.

8.12. In the event that any change in applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by CITBC with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

(a) subject CITBC to any tax of any kind whatsoever with respect to this Financing Agreement or change the basis of taxation of payments to CITBC of principal, fees, interest or any other amount payable hereunder or under any other documents (except for changes in the rate of tax on the overall net income of CITBC by the federal government or the jurisdiction in which it maintains its principal office);

(b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office CITBC by reason of or in respect to this Financing Agreement and the Loan Documents, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

(c)  impose on CITBC any other condition with respect to this
Financing Agreement or any other document, and the result of any of the foregoing is to increase the cost to CITBC of making, renewing or maintaining its loans hereunder by an amount that CITBC deems to be material in the exercise of its reasonable business judgement or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the loans by an amount that CITBC deems to be material in the exercise of its reasonable business judgement, then, in any case the Company shall pay CITBC, within five (5) days following its demand, such additional cost or such reduction, as the case may be. CITBC shall certify the amount of such additional cost or reduced amount to the Company and the calculation thereof and such certification shall be conclusive upon the Company absent manifest error. Notwithstanding anything in this paragraph to the contrary, in the event CITBC has exercised its rights pursuant to this paragraph, and subsequent thereto determine that the additional amounts paid by the Company in whole or in part exceed the amount which CITBC actually required pursuant hereto, the excess, if any, shall be returned to the Company by CITBC.

8.13    LIBOR Conversion Options

(a)   The Company may elect, subsequent to ten (10) business
days from the Closing Date and from time to time thereafter, (i) to request any loan made hereunder to be a LIBOR Loan as of the date of such loan or
(ii) to convert Chase Bank Rate Loans to LIBOR Loans, and may elect from time to time to convert LIBOR Loans to Chase Bank Rate Loans by giving CITBC at least three (3) Business Days' prior irrevocable notice of such election, provided that any such conversion of LIBOR Loans to Chase Bank Rate Loans shall only be made, subject to the second following sentence, on the last
day of an Interest Period with respect thereto.   Should the Company elect
to convert Chase Bank Rate Loans to LIBOR Loans, it shall give CITBC at
least four Business Days' prior irrevocable notice of such election.   If
the last day of an Interest Period with respect to a loan that is to be converted to a LIBOR Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day or Business Day, as the case may be, and during the period from such last day of an Interest Period to such succeeding Business Day or Business Day, as the case may be, such loan shall
bear interest as if it were an Chase Bank Rate Loan.   All or any part of
outstanding Chase Bank Rate Loans then outstanding with respect to Revolving Loans and CAPEX Term Loans may be converted to LIBOR Loans as provided herein, provided that partial conversions shall be in multiples in an ag-gregate principal amount of $1,000,000 or more. CITBC shall be entitled to charge the Company a $500 fee upon the first effective day of any such election for a LIBOR Loan.

(b) Any LIBOR Loans may be continued as such upon the expira-tion of an Interest Period, provided the Company so notifies CITBC, at least three (3) Business Days' prior to the expiration of said Interest Period, and provided further that no LIBOR Loan may be continued as such upon the occurrence of any Default or Event of Default which has not been waived in writing by CITBC or cured to its reasonable satisfaction under this Financing Agreement, but shall be automatically converted to an Chase Bank Rate Loan on the last day of the Interest Period during which occurred such Default or Event of Default. Absent such notification, LIBOR Rate Loans shall convert to Chase Bank Rate Loans on the last day of the applicable Interest Period. Each notice of election, conversion or continuation furnished by the Company pursuant hereto shall specify whether such election, conversion or continuation is for a [one, two, three or six] month period. Notwithstanding anything to the contrary contained herein, CITBC (or any participant or co-lender, if applicable) shall not be required to purchase United States Dollar deposits in the London interbank market or from any other applicable LIBOR Rate market or source or otherwise "match fund" to fund LIBOR Rate Loans, but any and all provisions hereof relating to LIBOR Rate Loans shall be deemed to apply as if CITBC (and any other Lender or participant, if applicable) had purchased such deposits to fund any LIBOR Rate Loans.

(c)  The Company may request a LIBOR Loan, convert any Chase
Rate Loan or continue any LIBOR Loan provided that no Default or Event of Default which has not been waived in writing by CITBC or cured to its reasonable satisfaction has occurred hereunder, which has not been waived in writing by CITBC.

8.14    Interest Rate.

(a) The LIBOR Loans shall bear interest for each Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the LIBOR determined for each Interest Period in accordance with the terms hereof plus:

(i)  2% with respect to Revolving Loans; and
(ii) 3% with respect to CAPEX Term Loans

(b) If all or a portion of the outstanding principal amount of the Obligations shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such outstanding amount, to the extent it is a LIBOR Loan, shall be converted to a Chase Bank Rate Loan at the end of the last Interest Period therefor for which CITBC on or prior to the date such unpaid principal amount became due, shall have determined a LIBOR.

(c) The Company may not have more than four (4) facilities which are LIBOR Loans outstanding at any given time.

8.15    Computation and Payment of Interest.

(a) Interest in respect of the LIBOR Loans shall be calculated on the basis of a 360 day year and shall be payable on the last day of each month.

(b) CITBC shall, at the request of the Company, deliver to the Company a statement showing the quotations given by Chase Manhattan Bank and the computations used by CITBC in determining any interest rate pursuant to Paragraph 8.14 of Section 8 hereof.

8.16    Inability to Determine Interest Rate.

As further set forth in paragraph 8.10 above, in the event that
CITBC(or any financial institution which may become a participant or Lender hereunder) shall have determined in the exercise of its reasonable business judgement (which determination shall be conclusive and binding upon the Company) that by reason of circumstances affecting the interbank LIBOR market, adequate and reasonable means do not exist for ascertaining LIBOR applicable for any Interest Period with respect to (a) a proposed loan that the Company has requested be made as a LIBOR Loan, (b) a LIBOR Loan that will result from the requested conversion of a Chase Bank Rate Loan into a LIBOR Loan or (c) the continuation of LIBOR Loans beyond the expiration of the then current Interest Period with respect thereto, CITBC shall forthwith give written notice of such determination to the Company at least one day prior to, as the case may be, the requested borrowing date for such LIBOR Loan, the conversion date of such Chase Bank Rate Loan or the last day of
such Interest Period.   If such notice is given (i) any requested LIBOR Loan
shall be made as a Chase Bank Rate Loan, (ii) any Chase Bank Rate Loan that was to have been converted to a LIBOR Loan shall be continued as a Chase Bank Rate Loan, and (iii) any outstanding LIBOR Loan shall be converted, on the last day of then current Interest Period with respect thereto, to a
Chase Bank Rate Loan.   Until such notice has been withdrawn by CITBC, no
further LIBOR Loan shall be made nor shall the Company have the right to convert a Chase Bank Rate Loan to a LIBOR Loan.

8.17    Payments.

If any payment on a LIBOR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day.

8.18    Illegality.

Notwithstanding any other provisions herein, if any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, shall make it unlawful for CITBC to make or maintain LIBOR Loans as contemplated herein, the then outstanding LIBOR Loans, if any, shall be converted automatically to Chase Bank Rate Loans on the next succeeding Interest Payment Date or within such earlier period as required
by law.   The Company hereby agrees promptly to pay CITBC, upon its demand, any additional amounts necessary to compensate CITBC for any costs incurred by CITBC in making any conversion in accordance with this Section 8 including, but not limited to, any interest or fees payable by CITBC or The Chase Manhattan Bank to lenders of funds obtained by either of them in order to make or maintain LIBOR Loans hereunder.

8.19    Indemnity

The Company agrees to indemnify and to hold CITBC (including any participant or co-lender, if applicable) harmless from any loss or expense which CITBC may sustain or incur as a consequence of (a) default by the Company in payment of the principal amount of or interest on any LIBOR Loans, as and when the same shall be due and payable in accordance with the terms of this Financing Agreement, including, but not limited to, any such loss or expense arising from interest or fees payable by CITBC to lenders of funds obtained by either of them in order to maintain CITBC's LIBOR Loans hereunder, (b) default by the Company in making a borrowing or conversion after the Company has given a notice in accordance with Paragraph 8.13 of
Section 8 hereof, (c) any prepayment of LIBOR Loans on a day which is not the last day of the Interest Period applicable thereto, including without limitation prepayments arising as a result of the application of the collection of Accounts to the Revolving Loans and (d) default by the Company in making any prepayment after the Company had given notice to CITBC
thereof.   This covenant shall survive termination of this Financing
Agreement and payment of the outstanding Obligations.

8.20    LIBOR Provisions

Notwithstanding anything to the contrary in this Agreement, in the event that, by reason of any Regulatory Change (for purposes hereof "Regulatory Change" shall mean, with respect to CITBC, any change after the date of this Agreement in United States Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request apply-ing to a class of banks including CITBC of or under any United States Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), CITBC either (a) incurs any material additional costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such bank which includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Financing Agreement or a category of extensions of credit or other assets of CITBC which includes LIBOR Loans or
(b) becomes subject to any material restrictions on the amount of such a category of liabilities or assets which it may hold, then, if CITBC so elects by notice to the Company the obligation of CITBC to make or continue, or to convert Chase Bank Rate Loans into LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect.

8.21    Application

For purposes of this Financing Agreement and Section 8 thereof, any reference to CITBC shall include any financial institution which may become a participant or co-lender subsequent to the Closing Date.

SECTION  9.   Powers

The Company hereby constitutes CITBC or any person or agent CITBC may designate as its attorney-in-fact, at the Company's cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all of the Company's Obligations to CITBC have been paid in full:

(a) To receive, take, endorse, sign, assign and deliver, all in the name of CITBC or the Company, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

(b) To receive, open and dispose of all mail addressed to the Company and to notify postal authorities to change the address for delivery thereof to such address as CITBC may designate;

(c) To request from customers indebted on Accounts at any time, in the name of CITBC or the Company or that of CITBC's designee, information concerning the amounts owing on the Accounts;

(d) To transmit to customers indebted on Accounts notice of CITBC's interest therein and to notify customers indebted on Accounts to make payment directly to CITBC for the Company's account; and

(e) To take or bring, in the name of CITBC or the Company, all steps, actions, suits or proceedings deemed by CITBC necessary or desirable to enforce or effect collection of the Accounts.

Notwithstanding anything hereinabove contained to the contrary, the powers set forth in (b), (d) and (e) above may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived in writing by CITBC or cured to CITBC's satisfaction.
 In addition, absent the occurrence of a Default or Event of Default which has not been waived in writing by CITBC or cured to its reasonable satisfaction or the consent of the Company, the powers set forth in (c) above will be exercised in the name of the Company or in the name of a certified public accountant designated by CITBC.

SECTION  10.   Events of Default and Remedies

10.1 Notwithstanding anything hereinabove to the contrary, CITBC may terminate this Financing Agreement immediately upon the occurrence of any of the following (herein "Events of Default"):

(a) cessation of the business of the Company or its Subsidiaries or the calling of a meeting of the creditors of the Company for purposes of compromising the debts and obligations of the Company;
(b) the failure of the Company to generally meet debts as they mature;
(c) (i) the commencement by the Company of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law; (ii) the commencement against the Company or its Subsidiaries, of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any federal or state law by creditors of the Company, which proceeding shall not have been controverted within ten (10) days or shall not have been dismissed and vacated within thirty (30) days of commencement, or any of the actions sought in any such proceeding shall occur or the Company shall take action to authorize or effect any of the actions in any such proceeding, or (iii) the commencement by the Company's Subsidiaries, or any one of them, of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any applicable state law, or the commencement against the Company's Subsidiaries, or any one of them, of any involuntary bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under applicable law, which proceeding shall not have been controverted within ten (10) days and shall not have been dismissed or vacated within thirty (30) days of commencement, or any of the actions sought in any such proceeding shall occur or the Company's
Subsidiaries, or any one of them, shall take action to authorize or effect any of the actions in any such proceeding;
(d) breach by the Company of any warranty, representation or covenant contained herein (other than those referred to in sub-paragraph [e] below) or in any other written agreement between the Company or CITBC, provided that such breach by the Company of any of the warranties, representations or covenants referred in this clause (d) shall not be deemed to be an Event of Default unless and until such breach shall remain unremedied to CITBC's satisfaction for a period of ten (10) days from the date of such breach;
(e) breach by the Company of any warranty, representation or covenant of Paragraphs 3.3 (other than the third sentence of Paragraph 3) and 3.4 of Section 3 hereof; Paragraphs 6.3 and
6.4 (other than the first sentence of Paragraph 6.4) of
Section 6 hereof; Paragraphs 7.1, 7.5, 7.6, 7.8 through 7.12 hereof;
(f) failure of the Company to pay any of the Obligations within five (5) Business Days of the due date thereof, provided that nothing contained herein shall prohibit CITBC from charging such amounts to the Company's Revolving Loan Account on the due date thereof;
(g) the Company shall (i) engage in any "prohibited transaction" as defined in ERISA, (ii) have any "accumulated funding deficiency" as defined in ERISA, (iii) have any "reportable event" as defined in ERISA, (iv) terminate any "plan", as defined in ERISA or (v) be engaged in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any "plan", as defined in ERISA, and with respect to this sub-paragraph (h) such event or condition (x) remains uncured for a period of thirty (30) days from date of occurrence and
(y) could, in the reasonable opinion of CITBC, subject the Company to any tax, penalty or other liability material to the business, operations or financial condition of the Company;
(h)     without the prior written consent of CITBC, the Company shall
(x) amend or modify the Senior Secured Notes, provided that the Company may amend the Senior Secured Notes to decrease interest rates, extend the due date of any payment date, or release any security interest of the Trustee thereunder, or
(y) make any payment on account of the Senior Secured Notes except in the ordinary course of business of the Company and the Senior Secured Notes as required in the Senior Secured
Notes (i.e. semiannual payments of interest at 9.5% and principal commencing in 2005 [provided that the Company may prepay principal from the net proceeds of any initial public offering of its common stock] and absent acceleration or prepayment of any kind);
(j) the occurrence of any default or event of default (after giving effect to any applicable grace or cure periods) under any instrument or agreement evidencing (x) or (y) any other Indebtedness of the Company having a principal amount in excess of $250,000; or
(k) the stock of the Company presently held (directly or indirectly) by TPG is sold or transferred so that TPG does not own and control 51% or more of the voting stock of the Company.

10.2  Upon the occurrence of a Default and/or an Event of Default which has not been waived in writing by CITBC, at the option of CITBC, all loans, advances and extensions of credit provided for in Sections 3, 4 and
5 of this Financing Agreement shall be thereafter in CITBC's sole discretion and the obligation of CITBC to make Revolving Loans, open Letters of Credit and/or make CAPEX Term Loans shall cease unless such Default or Event of Default is waived in writing by CITBC or cured to CITBC's satisfaction, and at the option of CITBC upon the occurrence of an Event of Default: (a) all Obligations shall become immediately due and payable; (b) CITBC may charge the Company the Default Rate of Interest on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in
Section 8 of this Financing Agreement, provided that, with respect to this clause "(b)" (i) CITBC has given the Company written notice of the Event of Default, provided, however, that no notice is required if the Event of Default is the Event listed in Paragraph 10.1(c) of this Section 10, and
(ii) the Company has failed to cure the Event of Default within ten (10) days after (x) CITBC deposited such notice in the United States mail or (y) the occurrence of the Event of Default listed in paragraph 10.1 (c) of this
Section 10; and (c) CITBC may immediately terminate this Financing Agreement upon notice to the Company, provided, however, that no notice of termination is required if the Event of Default is the Event listed in Paragraph
10.1(c) of this Section 10.   The exercise of any option is not exclusive
of any other option which may be exercised at any time by CITBC.

10.3  Immediately upon the occurrence of any Event of Default which is not waived in writing by CITBC, CITBC may to the extent permitted by law:
(a) remove from any premises where same may be located any and all books and records, software, documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or CITBC may use, at the Company's expense, such of the Company's personnel, supplies or space at the Company's places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bring suit, in the name of the Company or CITBC, and generally shall have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the Company or CITBC; (c) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at CITBC's sole option and discretion, and CITBC may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Company; (d) foreclose the security interests in the Collateral created herein or by the Loan Documents by any available judicial procedure, or to take possession of any or all of the Collateral, including any Inventory, Equipment and/or Other Collateral without judicial process, and to enter any premises where any Inventory and Equipment and/or Other Collateral may be located for the purpose of taking possession of or removing the same and (e) exercise any other rights and remedies provided
in law, in equity, by contract or otherwise.   CITBC shall have the right,
without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral whether in its then condition or after further preparation or processing, in the name of the Company or CITBC, or in the name of such other party as CITBC may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as CITBC in its sole discretion may deem advisable, and CITBC
shall have the right to purchase at any such sale.   If any Inventory and
Equipment shall require rebuilding, repairing, maintenance or preparation, CITBC shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory and Equipment in such
saleable form as CITBC shall deem appropriate.   The Company agrees, at the
request of CITBC, to assemble the Inventory and Equipment and to make it available to CITBC at premises of the Company or elsewhere and to make available to CITBC the premises and facilities of the Company for the purpose of CITBC's taking possession of, removing or putting the Inventory
and Equipment in saleable form.   However, if notice of intended disposition
of any Collateral is required by law, it is agreed that ten (10) days notice shall constitute reasonable notification and full compliance with the law.
 The net cash proceeds resulting from CITBC's exercise of any of the foregoing rights, (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by CITBC to the payment of the Company's Obligations, whether due or to become due, in such order as CITBC may elect, and the Company shall remain liable to CITBC for any deficiencies, and CITBC in turn agrees to remit to the Company or its
successors or assigns, any surplus resulting therefrom.   The enumeration
of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of
which shall be cumulative.   The Company hereby indemnifies CITBC and holds
CITBC harmless from any and all costs, expenses, claims, liabilities, Out-of-Pocket Expenses or otherwise, incurred or imposed on CITBC by reason of exercise of any of its rights, remedies and interests hereunder, including without limitation from any sale or transfer of Collateral, preserving, maintaining or securing the Collateral, defending its interests in Collateral (including pursuant to any claims brought by the Company, the Company as debtor-in-possession, any secured or unsecured creditors of the Company, any trustee or receiver in bankruptcy, or otherwise), and the Company hereby agrees to so indemnify and hold CITBC harmless, absent CITBC's gross negligence or willful misconduct as finally determined by a
court of competent jurisdiction.   The foregoing indemnification shall
survive termination of this Financing Agreement until such time as all Obligations (including the foregoing) have been finally and indefeasible
paid in full.   In furtherance thereof CITBC may establish such reserves for
Obligations hereunder (including any contingent Obligations) as it may deem advisable in its reasonable business judgement. Any applicable mortgage(s), deed(s) of trust or assignment(s) issued to CITBC on the Real Estate shall govern the rights and remedies of CITBC thereto.

SECTION  11.   Termination

Except as otherwise permitted herein, CITBC may terminate this
Financing Agreement and the Line of Credit only as of the initial or any subsequent Anniversary Date and then only by giving the other at least
ninety (90) days prior written notice of termination.   Notwithstanding the
foregoing CITBC may terminate the Financing Agreement immediately upon the occurrence of an Event of Default, provided, however, that if the Event of Default is an event listed in Paragraph 10.1(c) of Section 10 of this Financing Agreement, CITBC may regard the Financing Agreement as terminated
and notice to that effect is not required.   This Financing Agreement,
unless terminated as herein provided, shall automatically continue from Anniversary Date to Anniversary Date. Notwithstanding the foregoing, the Company may terminate this Financing Agreement, the Line of Credit, Revolving Line of Credit and the CAPEX Term Loan Line of Credit prior to any applicable Anniversary Date upon sixty (60) days' prior written notice to CITBC. The Company shall pay to CITBC immediately, the Early Termination
Fee on any Early Termination Date.   All Obligations shall become due and
payable as of any termination hereunder or under Section 10 hereof and, pending a final accounting, CITBC may withhold any balances in the Company's account (unless supplied with an indemnity satisfactory to CITBC) to cover
all of the Company's Obligations, whether absolute or contingent.   All of
CITBC's rights, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full.

SECTION  12.   Miscellaneous

12.1  Except as otherwise specifically set forth herein, the Company hereby waives diligence, notice of intent to accelerate, notice of acceleration, demand, presentment and protest and any notices thereof as
well as notice of nonpayment.   No delay or omission of CITBC or the Company
to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default.
  No single or partial exercise by CITBC of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

12.2 This Financing Agreement and the documents executed and delivered in connection therewith constitute the entire agreement between the Company and CITBC; supersede any prior agreements; can be changed only by a writing signed by both the Company and CITBC; and shall bind and benefit the Company and CITBC and their respective successors and assigns.

12.3  In no event shall the Company, upon demand by CITBC for payment of any indebtedness relating hereto, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of
the amount permitted by law.   Regardless of any provision herein or in any
agreement made in connection herewith, CITBC shall never be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under
applicable law.   If CITBC ever receives, collects or applies any such
excess, it shall be deemed a partial repayment of principal and treated as such; and if principal is paid in full, any remaining excess shall be
refunded to the Company.   This paragraph shall control every other
provision hereof, the Loan Documents and of any other agreement made in connection herewith.

12.4  If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected
by such provision's severance.   Furthermore, in lieu of any such provision,
there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

12.5  THE COMPANY AND CITBC EACH HEREBY WAIVE ANY RIGHT TO A  TRIAL
BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF  THIS FINANCING
AGREEMENT.   THE COMPANY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF
PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED.

12.6 Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered when hand delivered or sent by telegram or telex, or three days after deposit in the United State mails, with proper first class postage prepaid and addressed to the party to be notified as follows:

(A) if to CITBC, at:

    The CIT Group/Business Credit, Inc.
    300 South Grand Avenue
    Los Angeles, CA  90071
    Attn: Regional Manager
    Fax No.: 213-613-2588

(B) if to the Company at:

    Zilog, Inc.
    910 East Hamilton Avenue
    Campbell, CA  95008
    Attn: David Krolik
    Fax No.: (408) 558-8590

(C) with a courtesy copy to:

    Zilog, Inc.
    910 East Hamilton Avenue
    Campbell, CA  95008
    Attn: Richard R. Pickard,
    Senior Vice President and General Counsel
    Fax No.: 408-558-8432

or to such other address as any party may designate for itself by like notice. Failure to provide the foregoing courtesy copy shall not be deemed to be a breach of the terms hereof nor give rise to any liability therefor.

12.7  THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS
FINANCING AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, EXCEPT TO THE EXTENT THAT ANY OTHER LOAN DOCUMENT INCLUDES AN EXPRESS ELECTION TO BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION.


IN WITNESS WHEREOF, the parties hereto have caused this Financing
Agreement to be executed and delivered by their proper and duly authorized officers as of the date set forth above. This Financing Agreement shall take effect as of the date set forth above after being accepted below by an officer of CITBC after which, CITBC shall forward to the Company a fully executed original for its files.

                                     Very truly yours,

                                     THE CIT GROUP/BUSINESS
                                     CREDIT, INC.

                                     By /s/   Frank Brown

                                     Vice President

Read and Agreed to:

ZILOG, INC.


By  /s/ James M. Thorburn            By:   /s/ Curtis J. Crawford
    ----------------------                ---------------------------
 Title: Senior Vice President        Title:  President and Chief  Executive
        Chief Financial Officer              Officer


                                      Executed and Accepted at
                                      Los Angeles, California

                                      THE CIT GROUP/BUSINESS
                                      CREDIT, INC.


                                     By /s/   Frank Brown

                                     Vice President

                                      EXHIBIT A

                                  REVOLVING CREDIT NOTE

                                                          December __, 1998

                                                             $25,000,000

FOR VALUE RECEIVED, the undersigned, ZILOG, INC., a Delaware corporation (the "Company"), hereby absolutely and unconditionally promises to pay to the order of THE CIT GROUP/BUSINESS CREDIT, INC., (herein "CITBC"), with offices located at 300 South Grand Avenue, Los Angeles, CA 90071, in lawful money of the United States of America and in immediately available funds, the principal amount of Twenty Five Million Dollars ($25,000,000), or such other principal amount advanced pursuant to Section 3, paragraph 3.1 and
Section 5, paragraph 5.1 of the Financing Agreement (as herein defined), such Revolving Loan advances shall be repaid on a daily basis as a result of the application of the proceeds of collections of the Accounts and the
making of additional Revolving Loans as described in Section 3.   The
Revolving Loans may be borrowed, repaid and reborrowed by the Company.   A
final balloon payment in an amount equal to the outstanding aggregate balance of principal and interest remaining unpaid, if any, under this Note as shown on the books and records of CITBC shall be due and payable on the termination of the Financing Agreement, as set forth in Section 11 thereof.

The Company further absolutely and unconditionally promises to pay to the order of CITBC at said office, interest, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the dates and at the rates specified in Section 8, of the Financing Agreement.

If any payment on this Note becomes due and payable on a day other than a business day, the maturity thereof shall be extended to the next succeeding business day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

This Note is one of the Promissory Notes referred to in the Financing Agreement, dated as of the date hereof, as the same may be amended and restated and in effect from time to time, among the Company and CITBC, the parties thereto (the "Financing Agreement"), and is subject to, and entitled to, all of the terms, provisions and benefits thereof and is subject to optional and mandatory prepayment, in whole or in part, as provided therein.
 All capitalized terms used herein shall have the meaning provided therefor in the Financing Agreement, unless otherwise defined herein.

The date and amount of the advance(s) made hereunder may be recorded on the grid page or pages which are attached hereto and hereby made part of this
Note or the separate ledgers maintained by CITBC.   The aggregate unpaid
principal amount of all advances made pursuant hereto may be set forth in the balance column on said grid page or such ledgers maintained by CITBC.
  All such advances, whether or not so recorded, shall be due as part of this Note.


The Company confirms that any amount received by or paid to CITBC in connection with the Financing Agreement and/or any balances standing to its credit on any of its accounts on CITBC's books under the Financing Agreement may in accordance with the terms of the Financing Agreement be applied in reduction of this Note, but no balance or amounts shall be deemed to effect payment in whole or in part of this Note unless CITBC shall have actually charged such account or accounts for the purposes of such reduction or payment of this Note.

Upon the occurrence of any one or more of the Events of Default specified in the Financing Agreement or upon termination of the Financing Agreement, all amounts then remaining unpaid on this Note may become, or be declared to be, immediately due and payable as provided in the Financing Agreement.

Attest:                                         ZILOG, INC.


    /s/ James M. Thorburn       By:    /s/ Curtis J. Crawford
                                Title:   President

                                    SCHEDULE TO GRID


Date               Loan                        Payment               Balance

                                  EXHIBIT B

                                   FORM OF

                          CAPEX TERM LOAN PROMISSORY NOTE


                                             ______________________, 199___

                                                            $


FOR VALUE RECEIVED, the undersigned, ZILOG, INC., a Delaware corporation (the "Company"), promises to pay to the order of THE CIT GROUP/BUSINESS CREDIT, INC. (herein "CITBC") at its office located at 300 South Grand Avenue, Los Angeles, CA 90071, in lawful money of the United States of America and in immediately available funds, the principal amount of
                     ($             .00) as follows: _________ (   ) equal
monthly principal installments of $             .00 each, whereof the first
such installment shall be due and payable on               , 199    and
subsequent installments shall be due and payable on the first Business Day
of each month thereafter until this Note is paid in full.   Notwithstanding
the foregoing, this Note shall be payable in full upon any termination of the Financing Agreement.

The Company further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the date and at the rate specified in Paragraph 8.2 of
Section 8 of the Financing Agreement dated  November ___, 1998 between the
Company and CITBC (the "Financing Agreement").   Capitalized terms used
herein and defined in the Financing Agreement shall have the same meanings as set forth therein unless otherwise specifically defined herein.

If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

This Note is a CAPEX Term Loan Promissory Note referred to in the Financing Agreement, evidences a CAPEX Term Loan thereunder, and is subject to, and entitled to, all provisions and benefits thereof and is subject to optional and mandatory prepayment, in whole or in part, as provided therein.


Upon the occurrence of any one or more of the Events of Default specified in the Financing Agreement or upon termination of the Financing Agreement, all amounts then remaining unpaid on this Note may become, or be declared to be, at the sole election of CITBC, immediately due and payable as provided in the Financing Agreement.




                                                        ZILOG, INC.


 ______________________                               By:
 Secretary                                            Title:

            Schedule 1 - Existing Liens as of the Closing Date
           [to be provided by the Company and Company's counsel]


                                Secured         Filing     Filing
Location        Debtor          Party           Number      Date   Collateral

                       Schedule 2 - Collateral Information
                [to be provided by the Company and Company's counsel]


Chief Executive Office





Collateral Locations



Tradenames



Patents



Trademarks


Copyrights


Monthly Rent and Other Charges